[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT 10.1(vi)

AGREEMENT REGARDING REGORAFENIB

between

BAYER HEALTHCARE LLC

and

ONYX PHARMACEUTICALS, INC.

Dated as of October 11, 2011

AGREEMENT REGARDING REGORAFENIB

This AGREEMENT REGARDING REGORAFENIB (this “Agreement”) is entered into as of this 11th day of October, 2011 (the “Effective Date”) between BAYER HEALTHCARE LLC, a Delaware limited liability company (“Bayer”) and ONYX PHARMACEUTICALS, INC., a Delaware corporation (“Onyx”). Bayer and Onyx are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Bayer’s predecessor, Miles Inc., and Onyx entered into a Collaboration Agreement dated April 22, 1994, as amended on April 4, 1996 and February 1, 1999 and as further amended by that certain U.S. Co-Promotion Agreement between the Parties dated March 6, 2006 (the “2006 Co-Promotion Agreement”) and by the Fourth Amendment to the Collaboration Agreement dated of even date herewith (the “Fourth Amendment”) (collectively, as amended, the “Collaboration Agreement”);

WHEREAS, pursuant to the Collaboration Agreement, the Parties conducted a collaborative research program and jointly developed a pharmaceutical product now marketed under the trade name Nexavar®;

WHEREAS, Bayer is engaged in clinical development of a multikinase inhibitor known as regorafenib, and in 2009 Onyx commenced litigation regarding rights in regorafenib under the Collaboration Agreement (Onyx v. Bayer, Case No. C09-02145 EMC pending in U.S. District Court for the Northern District of California, the “Litigation”); and

WHEREAS, the Parties have agreed to resolve the Litigation pursuant to a Settlement Agreement of even date herewith, pursuant to which the Parties have agreed, among other things, that (i) Onyx will agree that regorafenib is not a Collaboration Compound under the Collaboration Agreement, and (ii) Bayer will grant Onyx certain rights related to the development and promotion of regorafenib, and pay Onyx royalties based on the sales of regorafenib together with fees for co-promotion services, all as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the Parties hereto agree as follows, with the intent to be legally bound:

AGREEMENT

ARTICLE 1

DEFINITIONS

Capitalized terms used in this Agreement (other than the headings of the Sections or Articles) have the meanings set forth in this Article 1 or, if not listed in this Article 1, the meanings as designated in the text of this Agreement.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

In addition, unless the context otherwise clearly requires, whenever used in this Agreement: (i) the words “include”, “includes” or “including” shall be construed as incorporating also the phrase “but not limited to” or “without limitation” and shall mean including, without limiting the generality of any description preceding such words; (ii) the word “day” or “year” or “quarter” shall mean a calendar day or calendar year or calendar quarter, unless otherwise specified; (iii) the words “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement (including any Exhibits); (iv) words of any gender include the other gender; and (v) words using the singular or plural number also include the plural or singular number, respectively.

1.1 “ACCME Standards” means the standards set forth by the Accreditation Council for Continuing Medical Education relating to educating the medical community in the United States.

1.2 “Act” means the United States Federal Food, Drug and Cosmetic Act, as it may be amended from time to time.

1.3 “Affiliate” means, with respect to a Party, any entity that directly or indirectly Owns, is Owned by, or is under common Ownership with such Party. As used in this Section 1.3, “Owns” or “Ownership” means direct or indirect possession of at least 50% of the outstanding voting securities of a corporation or a comparable equity interest in any other type of entity, or, where the laws of the jurisdiction in which such entity operates prohibits the ownership by a Party of 50%, such ownership shall be at the maximum level of ownership allowed by such jurisdiction.

1.4 “Agreement” has the meaning set forth in the Preamble and shall include all appendices, exhibits and schedules referenced herein or attached hereto, and as the same may be amended or supplemented from time to time hereafter pursuant to the provisions hereof.

1.5 “Alliance Steering Committee” or “ASC” means that committee described and set forth in the Fourth Amendment.

1.6 “Applicable Laws” means, with respect to a given country, the applicable laws, rules and regulations that may be in effect from time to time in such country and that relate to a Party’s activities under this Agreement, including any rules, regulations, guidelines, or other requirements of the Governmental or Regulatory Authorities of such country.

1.7 “Bayer” has the meaning set forth in the Preamble.

1.8 “Bayer Indemnified Party” has the meaning set forth in Section 8.1.1.

1.9 “Bayer Patents” means all Patents that are Controlled by Bayer or any of its Affiliates at any time during the Term that claim the Compound or a Product or the manufacture or use of the Compound or a Product.

1.10 “Breaching Party” has the meaning set forth in Section 6.2.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.11 “Change of Control” means, with respect to a particular Party: (a) the sale to one or more Third Parties of all or substantially all of such Party’s assets; (b) a merger, reorganization or consolidation involving such Party and one or more Third Parties in which the voting securities of such Party outstanding immediately prior thereto cease to represent at least fifty percent (50%) of the combined voting power of the surviving entity immediately after such merger, reorganization or consolidation; or (c) the acquisition by one or more Third Parties acting in concert or under common control of more than fifty percent (50%) of the voting equity securities of such Party.

1.12 “CIA” means the Corporate Integrity Agreement between the Office of Inspector General of the Department of Health and Human Services and Bayer Corporation dated November 25, 2008.

1.13 “Claims” means any and all claims, suits, proceedings or causes of action brought against a Party.

1.14 “CMC Information” means Information related to the chemistry, manufacturing and controls of the Product for a particular Separate Indication, as specified by the FDA or EMA.

1.15 “Code of Conduct” means the Healthcare Fraud and Abuse Code of Conduct of Bayer.

1.16 “Collaboration Agreement” has the meaning set forth in the Recitals.

1.17 “Collaboration Compound” has the meaning set forth in the Collaboration Agreement

1.18 “Collaboration Product” has the meaning set forth in the Collaboration Agreement.

1.19 “Combination Product” means a product containing both a Product and one or more other active ingredients in addition to such Product where the other active ingredients have independent prophylactic or therapeutic effect when used to treat the disease or indication for which the Combination Product is labeled, where such Product and the other active ingredients are together in a physical mixture or packaged and priced together as a single product.

1.20 “Commercially Reasonable Efforts” means the level of efforts and resources (including the promptness with which such efforts and resources would be applied) commonly used [ * ] with respect to a product of commercial potential [ * ] to the Product at a [ * ], taking into consideration its [ * ] and all other relevant factors.

1.21 “[ * ] Product” means any [ * ] product having the [ * ] as the Product and that is intended as a [ * ] for, and [ * ] for, the Product, [ * ].

1.22 “Compound” means the compound designated as regorafenib (also referred to as BAY 73-4506), together with (i) [ * ] thereof or (ii) any other modification which [ * ].

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.23 “Confidential Information” means, with respect to a Party, all Information of such Party that is disclosed to the other Party under this Agreement, except for that portion of such Information that the receiving Party can demonstrate:

(i) was already known to the receiving Party or its Affiliate, other than under an obligation of confidentiality, at the time of disclosure by the other Party;

(ii) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

(iii) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement;

(iv) is subsequently disclosed to the receiving Party or its Affiliate by a Third Party without obligations of confidentiality with respect thereto; or

(v) is independently discovered or developed by the receiving Party or its Affiliate without the aid, application, or use of Confidential Information of the disclosing Party.

1.24 “Control” means, with respect to any material, Information, or intellectual property right, that a Party (a) owns such material, Information, or intellectual property right, or (b) has a license or right to use such material, Information, or intellectual property right, in each case with the ability to grant to the other Party access, a right to use, a license, or a sublicense (as applicable) to such material, Information, or intellectual property right on the terms and conditions set forth herein, without violating the terms of any agreement or other arrangement with any Third Party.

1.25 “Co-Promote” or “Co-Promotion” means the joint Promotion of the Product through Bayer, Onyx and their respective sales forces under a single Product trademark in the United States.

1.26 “Co-Promotion Effective Date” means the date of First Commercial Sale of the first Product in the United States.

1.27 “Co-Promotion Expiration Date” has the meaning set forth in Section 2.8 of Exhibit A.

1.28 “Co-Promotion Plan” has the meaning set forth in Section 2.2(a) of Exhibit A.

1.29 “Co-Promotion Program” means, collectively, the Sales Program and the Medical Affairs Program.

1.30 “Co-Promotion Term” has the meaning set forth in Section 2.8 of Exhibit A.

1.31 “Cost of Goods” means, with respect to a Compound or Product,

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(a) if such Compound or Product is manufactured by a Third Party manufacturer, [ * ]; and

(b) if such Compound or Product is manufactured by Bayer, [ * ]. For clarity, such [ * ] cost shall be calculated (i) [ * ] and (ii) in accordance with generally accepted accounting practices consistently applied by Bayer and based upon all similar activities conducted by Bayer (i.e., not to disproportionately allocate costs to manufacturing of Compounds or Products when compared to similar costs for other manufacturing activities of Bayer). Costs that [ * ], shall not be included in the determination of Cost of Goods.

For clarity, Cost of Goods does not include any margin or mark-up relating to inter-company supply between Bayer and its Affiliates (or among such Affiliates).

1.32 “CRM System” means a customer relationship management system utilized in connection with the tracking of sales activity relating to the Product in the United States.

1.33 “Detail” or “Detailing” has the meaning set forth in Exhibit A.

1.34 “Detail Fee” has the meaning set forth in Exhibit A.

1.35 “Detailing Plan” has the meaning set forth in Exhibit A.

1.36 “Dispute” has the meaning set forth in Article 11.

1.37 “Dollars” or “$”means United States Dollars.

1.38 “Drug Approval” means, with respect to a Product in a country or regulatory jurisdiction, any and all approvals, licenses, registrations, or authorizations of any Governmental or Regulatory Authority necessary to commercially market and sell such Product in such country or jurisdiction, including any and all marketing authorizations granted in the European Union, but excluding Price Approval.

1.39 “Drug Approval Application” means an NDA, MAA or any corresponding foreign application, including all additions, supplements, extensions and modifications thereto.

1.40 “Effective Date” means the date specified in the Preamble above.

1.41 “EMA” means the European Medicines Agency and any successor agency thereto.

1.42 “European Union” or “EU” means the economic, scientific and political organization of European member states, as its membership may be altered from time to time, and any successor thereto, and which, as of the Effective Date, consists of Austria, Belgium, Bulgaria, Cyprus, the Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, the Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden, and the United Kingdom.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.43 “Executive Committee” or “EC” means that committee described and set forth in the Collaboration Agreement, which was originally organized as the JRDC under the Collaboration Agreement and was renamed the Executive Committee.

1.44 “FDA” means the United States Food and Drug Administration or any successor entity thereto.

1.45 “First Commercial Sale” means, with respect to a Product and country, the first sale to a Third Party of such Product in such country after Drug Approval has been obtained in such country.

1.46 “Force Majeure Event” has the meaning set forth in Section 12.10.

1.47 “Fourth Amendment” has the meaning set forth in the Recitals.

1.48 “Generic Product” means, with respect to a Product, any pharmaceutical product in a particular regulatory jurisdiction that: (i) contains [ * ]; (ii) is approved [ * ]; (iii) has [ * ]; (iv) is [ * ]; and (v) is sold in such jurisdiction by a Third Party that (a) is not a licensee or sublicensee of Bayer or its Affiliates or any of their licensees or sublicensees, (b) has not obtained such product from a chain of distribution including Bayer, its Affiliates or any of their licensees or sublicensees, and (c) is not otherwise authorized by Bayer or any of its Affiliates, licensees, sublicensees or distributors to sell such product.

1.49 “Good Manufacturing Practices” or “GMPs” means the standards relating to the then-current Good Manufacturing Practices for fine chemicals, active pharmaceutical ingredients, intermediates, bulk products or finished pharmaceutical products set forth (i) in 21 U.S.C. 351(a)(2)(B), in U.S. FDA regulations at 21 C.F.R. Parts 210 and 211 and in The Rules Governing Medicinal Products in the European Community, Volume IV, Good Manufacturing Practice for Medicinal Products, each as may be amended from time to time or (ii) in guidelines promulgated by the International Conference on Harmonization with respect to the manufacture of active pharmaceutical ingredients and finished pharmaceuticals, as may be amended from time to time.

1.50 “Governmental or Regulatory Authority” means any supra-national, federal, national, state, regional, local, municipal, provincial or other governmental authority of any nature (including any governmental division, prefecture, subdivision, department, agency, bureau, branch, office, commission, council, court, arbitral body or other tribunal), including the FDA and the EMA.

1.51 “Information” means any data, results, and information of any type whatsoever, in any tangible or intangible form, including know-how, trade secrets, practices, techniques, methods, processes, inventions, developments, specifications, formulations, formulae, materials or compositions of matter of any type or kind (patentable or otherwise), software, algorithms, marketing reports, clinical and non-clinical study reports, regulatory submission summaries and regulatory submission documents, expertise, technology, test data including pharmacological, biological, chemical, biochemical, toxicological, and clinical test data, analytical and quality control data, stability data, studies and procedures.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.52 “Initial Indication” means the indication for the Product for either of the following two diseases: (i) [ * ]; or (ii) [ * ]. “Initial Indications” means both [ * ] indications for the Product.

1.53 “Indemnifiable Losses” means liabilities, losses, damages or other amounts payable to a Third Party claimant, as well as any reasonable attorneys’ fees and costs of litigation incurred by either the Bayer Indemnified Party or the Onyx Indemnified Party, as the case may be, in connection with any Claim.

1.54 “Listed Commercial Information” means with respect to the Product, the following categories of information: (a) market insights including primary research studies and findings, competitive assessments, secondary data sources and syndicated reports by tumor type; (b) medical information including medical information letters, summaries of unsolicited requests and appropriate reports, publication plans, posters, data and slides generated by a Party; (c) ongoing and tracking of IIS/IST information; (d) managed care and payer strategy plans; (e) marketing and brand plans by key markets, (f) sales targeting and data management including sales training materials, detailing information for the United States, sales reports by region and comparison with plan and targeting; (g) execution including metrics of and key execution/annual goals of key promotional activities (e.g. Speaker programs, Congress plans); and (h) health economics and value dossiers.

1.55 “LMR” means Bayer’s Legal Medical Regulatory review team.

1.56 “MAA” means a Marketing Authorization Application filed with the EMA pursuant to the European Union centralized approval procedure or with the applicable Regulatory Authority of a country in the European Union with respect to the mutual recognition or any other national approval procedure (and including all additions, supplements, extensions, and modifications thereto).

1.57 “Marketing Materials” has the meaning set forth in Section 2.12(a) of Exhibit A.

1.58 “Material Breach” has the meaning set forth in Section 6.3.1.

1.59 “Medical Affairs Program” means the program conducted by the Parties under Article 3 designed to ensure or improve appropriate medical use of, conduct medical education of, or further research regarding, a Product sold in the United States, including by way of example: (i) activities of MSLs; (ii) implementation of continuing medical education, symposia, or Third Party research related to a Product; (iii) the publication and dissemination of medical and scientific publications relating to a Product that are in compliance with ICMJE standards, as well as medical information services provided in response to inquiries communicated via sales representatives or received by letter, phone call, email or other means of communication; and (iv) the conduct of advisory board meetings, meetings with key opinion leaders or other programs, in each case the purpose of which is to obtain advice and feedback related to the development of, or medical activities concerning, a Product.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.60 “MMA” has the meaning set forth in Section 4.4(c) of Exhibit A.

1.61 “MSL FTE” means a full-time equivalent (based on a full-time equivalent year of [ * ]) field-based MSL who conducts Medical Affairs Program activities with respect to a Product in the United States during the Co-Promotion Term, together with MSL regional management and an allowance for national management. In the case of MSL regional managers who supervise MSLs with responsibility for multiple products, the time of such managers shall be allocated to the Product in a reasonable manner based on the relative effort of the MSLs they supervise (as between the Products and other products). In the event that either Party desires to utilize MSL FTEs for one or more additional products (including Collaboration Products), the Parties shall reasonably agree and determine a standard method of measurement to allocate such FTE efforts in an equitable and consistent manner.

1.62 “MSL FTE Costs” means, with respect to any calendar quarter, the Onyx MSL FTE Rate multiplied by the number of Onyx MSL FTEs who performed or supported Medical Affairs Program activities in the United States during such calendar quarter in accordance with the Medical Affairs Program.

1.63 “MSLs” means the medical science liaisons to be appointed by each Party.

1.64 “NDA” means a New Drug Application as defined in the Act and the regulations promulgated thereunder (including all additions, supplements, extensions, and modifications thereto).

1.65 “Net Sales” means gross receipts and any other consideration received by Bayer, its Affiliates, licensee or sublicensees on account of sales of Products, less deductions of the following items:

(i) trade, quantity and cash discounts or rebates, actually allowed and taken,

(ii) credits or allowances given for rejection or return of previously sold Product or outdated Product,

(iii) any tax or other governmental charge (including without limitation custom surcharges) borne by the selling Party other than income tax levied on the sale, transportation or delivery of Product, and

(iv) any charges for packing, handling, freight, insurance, transportation and duty.

In the event a Product is sold in the form of a Combination Product, Net Sales for such Combination Product will be determined by multiplying Net Sales of such Combination Product by the fraction A/(A + B), where A is the average prior year’s annual invoice price of the

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Product, if sold separately, and B is the average prior year’s annual invoice price of any other active component or components in the combination, if sold separately, in each case in the same country and in the same dosage as in the Combination Product. If, on a country-by-country basis, the other active component or components in the combination are not sold separately in such country, Net Sales shall be calculated by multiplying actual Net Sales of such Combination Product by the fraction A/C where A is the average prior year’s annual invoice price of the Product if sold separately, and C is the average prior year’s annual invoice price of the Combination Product, in each case in the same country and in the same dosage as in the Combination Product. If, on a country-by-country basis, the Product component of the Combination Product is not sold separately in such country, but the other active component or components are sold separately, Net Sales shall be calculated by multiplying Net Sales of such Combination Product by the fraction (C-B)/C where B is the average prior year’s invoice price of the other active component or components, if sold separately, and C is the average prior year’s invoice price of the Combination Product, in each case in the same country and in the same dosage as in the Combination Product. If, on a country-by-country basis, neither the Product nor the other active component or components of the Combination Product is sold separately in such country, Net Sales for such Combination Product shall be determined by the Parties in good faith. If there are no prior year’s invoices, the Parties may use an estimate of future invoice prices.

1.66 “Non-Publishing Party” has the meaning set forth in Section 7.3.

1.67 “Notice of Termination of Co-Promotion Program” has the meaning set forth in Section 6.3.3.

1.68 “Notifying Party” has the meaning set forth in Section 6.2.

1.69 “OIG” means the Office of the Inspector General.

1.70 “Onyx” has the meaning set forth in the Preamble of this Agreement.

1.71 “Onyx Indemnified Party” has the meaning set forth in Section 8.2.1.

1.72 “Onyx MSL FTE Rate” means [ * ], increased or decreased on January 1 of each calendar year, beginning [ * ], to reflect any year-to-year percentage increase or decrease (as the case may be) in the Consumer Price Index for the US City Average (all items) (CPI) (based on a cumulative index of CPI numbers starting on January of the immediately prior year (or with respect to the adjustment made with respect to [ * ], the Effective Date) to the date of the calculation of such MSL FTE Rate).

1.73 “Patents” means (a) patent applications, issued patents, utility models and design patents; (b) reissues, substitutions, confirmations, registrations, validations, re-examinations, additions, continuations, continued prosecution applications, continuations-in-part, or divisions of or to any of the foregoing; (c) any other patent application claiming priority to any of the foregoing anywhere in the world; and (d) extension, renewal or restoration of any of the foregoing by existing or future extension, renewal or restoration mechanisms, including supplementary protection certificates or the equivalent thereof.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.74 “PDMA” means the Prescription Drug Marketing Act of 1987, Title 21 of the U.S. Code of Federal Regulations, Parts 203 and 205, as amended, and any final regulations or guidances promulgated thereunder from time-to-time.

1.75 “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority, or any other form of entity not specifically listed herein.

1.76 “Pharmacovigilance Agreement” has the meaning set forth in Article 5.

1.77 “PhRMA Code” means the Pharmaceutical Research and Manufacturers of America Code on Interactions with Healthcare Professionals, as hereafter amended from time to time.

1.78 “Price Approval” means any and all governmental approvals, agreements, determinations or decisions establishing prices that can be charged and/or reimbursed for the Product in a regulatory jurisdiction where a Governmental or Regulatory Authority approves or determines the price and/or reimbursement of pharmaceutical products.

1.79 “Product” means any pharmaceutical form or dosage of, or diagnostic product based upon, the Compound, including a Combination Product.

1.80 “Product Training Materials” has the meaning set forth in Section 2.11(a) of Exhibit A.

1.81 “Promotion” means Detailing, marketing and those other activities normally undertaken by a pharmaceutical company’s sales force, and its supervisors and managers, to implement marketing plans and strategies aimed at encouraging the appropriate use of a particular prescription pharmaceutical product. When used as a verb, “Promote” means to engage in such activities.

1.82 “Publishing Party” has the meaning set forth in Section 7.3.

1.83 “Royalty Term” has the meaning set forth in Section 4.1.2.

1.84 “Sales Program” means the program of Promoting (including Detailing) the Product in the United States, including all supervision, management and training with respect thereto, conducted by the Parties under Exhibit A.

1.85 “SEC” means the United States Securities and Exchange Commission.

1.86 “Separate Development Costs” means, with respect to a particular Separate Indication, the actual and direct costs and expenses reasonably incurred by Onyx and its

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Affiliates or for its account , as calculated in accordance with United States generally accepted accounting principles consistently applied, that are specifically identifiable or reasonably and consistently allocable to the development of the Product for such Separate Indication, that are directed to obtaining Drug Approval from the FDA or EMA of the Approved Product for such Separate Indication and that are reasonably commensurate in scope with the Separate Development Program undertaken by Onyx. The Separate Development Costs shall include amounts, without mark-up, that Onyx pays to Third Parties involved in the conduct of the applicable Separate Development Program, and the internal costs incurred by Onyx and costs of Bayer for services requested by Onyx in connection with such Separate Development Program. Separate Development Costs include: (a) pre-clinical costs, such as costs for toxicology, pharmacokinetics, pharmacological studies specifically directed to the Separate Indication; (b) costs of clinical trials of the Product for the Separate Indication, including ethics committee fees, investigators’ fees, investigators’ meeting costs, hospital fees, fees for clinical research organizations’ services; (c) costs of manufacturing or procuring the Product, comparators and placebos, as applicable, for use in development activities directed toward the Separate Indication, as well as the direct costs and expenses of disposal of drugs and other supplies used in such Separate Development Program; (d) regulatory expenses, including FDA and EMA filing fees, relating to development activities for the purpose of obtaining Drug Approval by the FDA or EMA of the Product for the Separate Indication; and (e) other costs and expenses that meet the criteria set forth above. Separate Development Costs shall specifically exclude (i) [ * ] and (ii) [ * ]. In calculating the Separate Development Costs, Onyx’s FTE efforts shall be calculated based upon Onyx’s actual costs for such FTEs.

1.87 “Separate Development Program” has the meaning set forth in Section 2.4.

1.88 “Separate Indication” means the combination of tumor-type, line of therapy and co-therapies (if any) to which a particular Separate Development Program is directed.

1.89 “Target Healthcare Professionals” means physicians who are cancer specialists or other prescribers of oncology therapeutics, including persons lawfully influencing (or in a position to lawfully influence) the opinions of such persons, in each case who are authorized by Applicable Laws to prescribe the Product. If the Product is approved for use outside of oncology, Target Healthcare Professionals shall also include prescribers, and persons lawfully influencing the opinions of such persons, who practice in the area of the expanded indication.

1.90 “Term” has the meaning set forth in Section 6.1.

1.91 “Third Party” means any person or entity other than Bayer or Onyx, or an Affiliate of either of them.

1.92 “United States” shall mean the United States of America, its territories and possessions.

1.93 “Valid Claim” means a claim of an issued and unexpired patent, which has not been held invalid or unenforceable by a patent office, court or other governmental agency of competent jurisdiction, which holding is unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid by the owner through disclaimer or otherwise.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 2

PRODUCT DEVELOPMENT AND COMMERCIALIZATION

2.1 Contract Status of Regorafenib. The Parties agree that the Compound is not a Collaboration Compound under the Collaboration Agreement, and further that Onyx shall have the rights related to the Compound and Products set forth in this Agreement. This resolution by the Parties regarding the Compound shall not be deemed to modify the definition of Collaboration Compound or constitute an interpretation of such term. Neither this Agreement nor the terms hereof may be introduced by either Party or any of its Affiliates in a legal proceeding in which the definition of Collaboration Compound is at issue.

2.2 Product Development Generally. Except as set forth in Section 2.4, Bayer shall be responsible, at its sole cost and expense, for the development of the Product worldwide. Bayer shall conduct all Product development activities in compliance with Applicable Laws under the oversight of the EC, and subject to strategic direction from the Alliance Steering Committee; provided, however, that, except with respect to the Initial Indications Plans and any amendments thereto (which shall be governed by Section 2.3), Bayer shall have the final decision-making authority regarding development of Product, including development of Product for any indications other than the Initial Indications, subject to the rights of Onyx to conduct Separate Development Programs as provided in Section 2.4. For the avoidance of doubt, except for the Initial Indications Plans (and material amendments thereto) and any plans for development of Product pursuant to a Separate Development Program, all development plans with respect to Product shall be prepared by Bayer for review and approval by the EC and, to the extent the EC cannot agree on any aspect of such plans, Bayer shall have the final decision-making authority with respect to the same. Bayer shall keep Onyx appropriately informed, through the EC or otherwise (including via the electronic collaboration space), of the status and results of any Product development work performed by or on behalf of Bayer, including by providing on [ * ] basis (or more frequently to coincide with more frequent meetings of the EC, if applicable) a written progress report describing the development activities conducted by or on behalf of Bayer, any difficulties and unexpected circumstances encountered, summarized relevant data and results obtained, and any other relevant matters, in each case since the last such progress report. Upon reasonable prior written notice, Onyx shall have the right to inspect any records, notebooks, documents and other Information in the possession or under the control of Bayer reflecting Product development work done and results achieved by or on behalf of Bayer. The Parties hereby adopt and agree to implement, with respect to development of Product, the Guiding Principles set forth in Section 2.7.1. Notwithstanding anything to the contrary set forth herein, Onyx’s ability to develop the Product pursuant to a Separate Development [ * ].

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.3 Initial Indications Development. Bayer shall use Commercially Reasonable Efforts to continue development of the Product for the Initial Indications in accordance with the development plans delivered to the General Counsel of Onyx by letter of even date herewith (the “Initial Indications Plans”), including the Phase 3 clinical trials of the Product for the Initial Indications as listed in the Initial Indications Plans (the “Listed Trials”). The Initial Indications Plans may not be materially amended or modified except upon the mutual written agreement of both Parties (by their representatives on the Executive Committee or otherwise).

2.4 Separate Development Activities. The Parties shall attempt, through the Executive Committee, to agree on any Product development activities or programs beyond the scope of the work set forth in the Initial Indications Plans (as the same may be amended by mutual written agreement of the Parties). In the event that Onyx proposes additional Product development activities that are not already set forth in the Initial Indications Plans (as the same may be amended by mutual written agreement of the Parties) or Bayer proposes to discontinue any ongoing development activities of the Product, including any Phase 3 clinical trials of the Product for the Initial Indications other than the Listed Trials or any development of the Product for indications other than the Initial Indications, and if the Parties do not reach agreement for Bayer to conduct such additional Product development activities at its sole cost (such additional or continued activities, a “Separate Development Program”), Onyx shall have the right to conduct the Separate Development Program, in its sole discretion and at its sole cost as provided below (and subject to Section 4.2).

2.4.1 Onyx Notice Requirement. Following the determination that Bayer will not conduct such Separate Development Program as set forth above, and prior to the commencement of a Separate Development Program, Onyx shall give written notice to the Bayer representatives on the EC of the content of the proposed Separate Development Program (a “Notice of Proposed Development”). Bayer shall have a period of [ * ] following receipt of the Notice of Proposed Development within which to either commit to carry out the clinical trials requested by Onyx at Bayer’s sole expense, or to otherwise reach agreement with Onyx regarding modifications to the then-current Product development program. If the Parties do not reach agreement within such [ * ] period, Onyx shall have the right to commence the Separate Development Program as set forth below in this Section 2.4 and otherwise pursuant to this Agreement. In addition, Onyx may have the right to commence any Product development activities proposed to be discontinued by Bayer promptly following notice thereof by Bayer and in accordance with a reasonable transition plan. If Bayer believes, based upon reasonable medical or scientific grounds, that such Separate Development Program [ * ], it shall bring this concern to the attention of Onyx within the [ * ] period described above and the Parties shall discuss through the EC before Onyx commences such Separate Development Program. If Bayer still believes after such discussion that, based upon reasonable medical or scientific grounds, such Separate Development Program [ * ], then Onyx may only proceed with such Separate Development Program if [ * ]; under such circumstance, [ * ]. If Onyx commences a Separate Development Program, it may modify such development program from time to time without the approval of Bayer or the EC, except that Onyx shall discuss at the EC any proposed modification to any of the following: [ * ] (each such modification, a “Material Modification”) and, prior to implementation of such modification, shall submit to Bayer a new Notice of Proposed

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Development for such modified Separate Development Program (which would constitute termination of the original Separate Development Program and the commencement of a new Separate Development Program). If Bayer decides to assume responsibility for the Separate Development Program following such proposed Material Modification, then Bayer shall reimburse Onyx for [ * ] of the Separate Development Costs already incurred by or on behalf of Onyx for such Separate Development Program, the Parties will decide upon a reasonable plan for transitioning on-going development activities to Bayer while minimizing disruption and delay, Bayer shall be responsible for future costs of such Separate Development Program, including those incurred by or on behalf of Onyx prior to the completion of such transition. In the case of any Separate Development Program resulting from the discontinuance of activities by Bayer, Bayer shall be responsible for the costs incurred by Bayer, and Onyx shall bear the responsibility for the costs to transition the development activities from Bayer to Onyx, subject to reimbursement of such costs as Separate Development Costs under this Agreement. Onyx may commence [ * ] for [ * ].

2.4.2 Bayer Obligations. If Onyx elects to conduct a Separate Development Program for a particular Separate Indication, Bayer shall have the following obligations with respect to Onyx’s development of, and procurement of Drug Approval for, such Separate Indication:

(i) As set forth in greater detail in this Section 2.4.2(i), Bayer shall supply primary packed unlabeled clinical trial material of Product to Onyx, pursuant to purchase orders placed by Onyx and accepted by Bayer, at Bayer’s Cost of Goods for such Product. Onyx shall provide Bayer with a [ * ] rolling forecast of its anticipated requirements for Product for the Separate Development Program and shall provide Bayer with an updated forecast once per [ * ]. Provided that Onyx’s purchase order for Product does not exceed its forecast for the applicable month by more than [ * ] or require delivery less than [ * ] after the date of such purchase order, Bayer shall be deemed to have accepted such purchase order. All other Onyx purchase orders shall be deemed accepted by Bayer if Bayer does not reject such purchase order within [ * ] after the date of such purchase order. Bayer shall deliver to Onyx, FCA (Incoterms 2010) its storage facility nearest to Onyx, on the delivery date specified in the applicable accepted purchase order, the quantity Product set forth in such purchase order, together with a Certificate of Analysis for such Product. Onyx will arrange for and be responsible for the cost of all freight, insurance charges, taxes, import and export duties, inspection fees and other charges applicable to the transport of Product delivered by Bayer hereunder. Bayer will provide Onyx with Bayer’s then-existing packaging configurations and shelf life/re-test dates for the Product, or a copy of Bayer’s most recent IMPD or IND if available. Bayer represents, warrants and covenants to Onyx that the Product delivered to Onyx pursuant to this Section 2.4.2(i); (A) will, at the time of delivery, conform to the specifications for the Product and have a minimum shelf-life of [ * ]; (B) will remain in compliance with the Product specifications throughout its shelf-life, provided that it is stored in strict compliance with the applicable long-term storage conditions, and it is not tampered with, damaged, modified, mishandled or used in a manner other than as intended; and (C) will have been manufactured in conformity with GMPs and will not be adulterated or misbranded within the meaning of the Act or comparable state laws. If Bayer breaches the representation, warranty and covenant set forth in the previous sentence (the “Product

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Warranty”) with respect to any quantity of Product, then Onyx shall not be obligated to pay for such quantity of Product and Bayer shall, at Onyx’s request, promptly replace (at no additional cost to Onyx if Onyx paid Bayer’s invoice with respect to the non-conforming Product) such quantity of non-conforming Product with the same quantity of Product that does conform with the Product Warranty. [ * ] Bayer shall provide Onyx, no earlier than the applicable delivery date for such Product, with an invoice for Product delivered by Bayer pursuant to this Section 2.4.2(i) and, provided that the Product conforms to the Product Warranty, Onyx shall pay such invoice within [ * ]. Promptly after the Effective Date, the Parties shall negotiate in good faith and enter into a mutually agreed quality agreement with respect to Bayer’s supply of Product pursuant to this Section 2.4.2(i). Such quality agreement shall contain standard, commercially reasonable terms and conditions for agreements of such type, including rights for Onyx to review Bayer’s manufacturing records for Product. Bayer shall supply to Onyx placebo matched to the Product pursuant to terms and conditions similar to the terms and conditions set forth in this Section.

(ii) At the request and sole cost and expense of Onyx, Bayer shall facilitate Onyx’s performance of the Separate Development Program and Onyx’s preparation of a Drug Approval Application(s) with respect to such Separate Indication, as reasonably necessary to materially facilitate Onyx’s performance and preparation. Such facilitation shall include providing Onyx with access to Bayer’s regulatory filings and approvals of Product on a worldwide basis. Bayer shall also provide Onyx with timely, complete and accurate CMC Information for inclusion in such Drug Approval Application(s) and any other regulatory filings with the FDA or EMA that require manufacturing-related information. At Onyx’s sole cost and expense, Bayer shall apply for and take, as Onyx’s agent, all legal actions requested by Onyx that are necessary to materially facilitate conducting the Separate Development Program and for obtaining approval of the Drug Approval Application for the Product in the applicable Separate Indication. Except with respect to materials that, as between the Parties, only Bayer can prepare, Onyx shall prepare for submission by Bayer all materials to be provided to an applicable Governmental or Regulatory Authority and such materials shall comply with the legal requirements of such applicable Governmental or Regulatory Authority, and in the case of any filing for territories other than the U.S. and the European Union, with Bayer’s written guidelines provided reasonably in advance of the commencement of such Separate Development Program with respect to such territory. At Onyx’s request, and at Onyx’s sole cost and expense, Bayer shall prepare and submit to the applicable Governmental or Regulatory Authority all other materials necessary to obtain approval of such Drug Approval Application. Bayer shall own, and hold for the benefit of Onyx, such Drug Approval Application. Bayer will keep Onyx fully informed regarding the status of such Drug Approval Application, including by providing Onyx with copies of all documents filed with, and documents, correspondence and other communications received from, the applicable Governmental or Regulatory Authority with respect thereto. Bayer shall provide Onyx with prompt notice of any meeting, teleconference or other interaction with the applicable Governmental or Regulatory Authority with respect thereto and shall facilitate Onyx’s participation in such meetings, teleconferences and interactions.

(iii) At Onyx’s request, and at Onyx’s sole cost and expense, Bayer shall (A) provide Onyx with access, through the shared database established pursuant to Section 2.8,

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

to Information in Bayer’s Control that is necessary for Onyx to develop the Product for such Separate Indication and to prepare Drug Approval Application(s) with respect to such Separate Indication, (B) use good faith and Commercially Reasonable Efforts to provide Onyx with Information in Bayer’s Control that would materially facilitate Onyx’s development of the Product for such Separate Indication, including Information about preferred formulations, and preparation of Drug Approval Application(s) with respect to such Separate Indication, including copies of correspondence with the FDA, EMA and other regulatory authorities and (C) introduce Onyx to, and materially facilitate Onyx’s interactions with, key opinion leaders, potential clinical trial principal investigators, representatives of patient advocacy groups, vendors of development services, and persons responsible for granting pricing approvals or making reimbursement or formulary decisions, in each case only for external contacts with whom Bayer has a relationship with respect to the Product. The foregoing Information delivery obligations shall include making appropriate Bayer personnel reasonably available during normal business hours for reasonable time periods for consultation by Onyx either by telephone or email or at Bayer’s facilities with reasonable advance notice (and without a travel obligation on the part of Bayer).

(iv) Onyx shall be responsible for reimbursing the costs of Bayer as Separate Development Costs in providing services requested by Onyx under this Agreement to the extent such costs are reasonably incurred and reasonably commensurate in scope with the services provided. Bayer will provide Onyx with reasonable documentation of such costs and Onyx will have the audit rights described in Section 4.7 with respect to such amounts.

2.4.3 Information Sharing. If Onyx elects to conduct a Separate Development Program, Onyx shall keep Bayer appropriately informed, through the JDC and Executive Committee or otherwise, of the status and results of work performed by or on behalf of Onyx in the course of conducting such Separate Development Program, including by providing on a calendar quarterly basis (or more frequently to coincide with more frequent meetings of the Executive Committee, if applicable) a written progress report describing the Separate Development Program activities conducted by or on behalf of Onyx, any difficulties and unexpected circumstances encountered, summarized relevant data and results obtained, and any other relevant matters, in each case since the last such progress report. Upon reasonable prior written notice, Bayer shall have the right to inspect any records, notebooks, documents and other Information in the possession or under the control of Onyx reflecting work done and results achieved by or on behalf of Onyx in the course of conducting such Separate Development Program. Notwithstanding anything to the contrary herein, Bayer shall have the right to use for internal purposes only (which, for clarity, shall exclude any public disclosure or publication thereof or use in any materials provided to a Third Party) any Information disclosed by Onyx with respect to such Separate Development Program or Separate Indication internally; provided, however, that Bayer may file required safety information with the applicable regulatory authorities in accordance with Article 5 and the Pharmacovigilance Agreement. In addition, Bayer covenants that it shall not seek regulatory approval for (except at the instruction of Onyx) or commercialize the Product for Separate Indication until such time as it pays Onyx the amounts set forth under Section 2.4.7.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.4.4 Intellectual Property. Onyx shall own the entire, right, title and interest in and to any Information (including data), whether or not patentable, that is generated, discovered, developed, identified, made or conceived by or on behalf of Onyx or its Affiliates or their respective employees, agents or contractors in the course of conducting any Separate Development Programs, together with all Patents, trademarks, copyrights and other intellectual property rights therein (collectively, “Onyx Developed IP”). Onyx shall have the right to use, transfer, sell, license, pledge and otherwise exploit the Onyx Developed IP for any purpose subject to the license granted in Section 2.4.8. For purposes of this Section 2.4, “Product-Specific Invention” means any invention within the Onyx Developed IP, the practice of which necessarily includes the Product, including composition of matter or method of treatment claims.

2.4.5 Patent Prosecution. Onyx shall disclose to the Joint IP subcommittee established by the Parties pursuant to the Collaboration Agreement (the “IP Subcommittee”) all Onyx Developed IP that Onyx believes to be patentable. The IP Subcommittee shall discuss the most advantageous procedures for obtaining patent protection for each such Onyx Developed IP. The Parties shall comply with all such procedures agreed upon by the IP Subcommittee. In the event that the IP Subcommittee does not agree upon such procedures within 30 days after Onyx’s disclosure of a particular Onyx Developed IP, Onyx have the first right, to prepare, file, prosecute (including any reissues, re-examinations, post-grant proceedings, requests for patent term extensions, supplementary protection certificates, interferences, and defense of oppositions) and maintain any Patent directed to such Onyx Developed IP worldwide, at its own expense. If Onyx determines that it will not file in any country a Patent directed to a Product-Specific Invention, it shall notify Bayer in writing sufficiently in advance so Bayer may, at its cost, assume the responsibility for the filing, in Bayer’s name, prosecution or maintenance of Patents directed to such Product-Specific Invention in one or more countries as it elects. At Bayer’s request and cost, Onyx will execute any documents necessary to effectuate transfer of title to the Patents directed to such Product-Specific Invention, and will promptly transfer to Bayer all documents and information necessary to file, prosecute, maintain, and enforce such Patent(s) and patent application(s). Bayer hereby grants to Onyx, effective upon such transfer of title, a non-exclusive, fully paid, perpetual, irrevocable, non-transferrable (except for any permitted assignment under Section 12.1) worldwide license to practice such transferred Product-Specific Invention. If Onyx declines to continue to prosecute a Patent in a particular country directed to a Product-Specific Invention for which Onyx is pursing patent protection in one or more other countries, it shall notify Bayer in writing sufficiently in advance so Bayer may, at its cost, assume the responsibility for the filing, in Onyx’s name, prosecution or maintenance of Patents directed to such Product-Specific Invention. In the case of other inventions within the Onyx Developed IP (that are not Product-Specific Inventions), Onyx will disclose the invention to the IP committee, as discussed above, but Bayer will have no right to file, prosecute or obtain assignment of any Patent to any such inventions.

2.4.6 Patent Enforcement. If either party learns of potential infringement of any Onyx Developed IP, where such infringement involves the use of the Product, it shall notify the other party. If a Third Party is infringing, or either Party reasonably believes a Third Party may be infringing, any Patent within the Onyx Developed IP by reason of (i) the manufacture, import, use, offer for sale or sale of a product competitive with the Product or (ii) the filing of an

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

abbreviated new drug application (ANDA) pursuant to 21 U.S.C. §355(j) or a new drug application pursuant to 21 U.S.C. §355(b)(2) of a product competitive with the Product by such Third Party (“Product-Specific Infringement”), [ * ] shall have the first right, but not the obligation, to institute, prosecute, control, and settle any action or proceeding with respect to such infringement by counsel of its own selection, at its expense. [ * ] shall provide [ * ] updates, via the IP Subcommittee, to [ * ] regarding the strategy and status of any such proceeding, and shall provide [ * ] an opportunity to comment. If [ * ] fails to bring or settle such an action or proceeding within [ * ] after receiving or giving written notice thereof (or, for actions brought under the Drug Price Competition and Patent Term Restoration Act of 1984, as amended, [ * ]), then [ * ] shall have the right, but not the obligation, to bring and control any such action by counsel of its own selection, at its expense. For all other Third Party infringement that is not a Product-Specific Infringement, the IP Committee shall discuss options for pursuing the infringer. Unless [ * ] agrees otherwise, [ * ] shall have the first right but not the obligation, to institute, prosecute, control, and settle any action or proceeding with respect to such infringement by counsel of its own selection, at its expense. [ * ] shall provide [ * ] updates, via the IP Subcommittee, to [ * ] regarding the strategy and status of any such proceeding, and shall provide [ * ] an opportunity to comment. The costs and expenses (including reasonable attorneys’ fees) of any action against an infringer brought in accordance with this Section shall be borne by the Party controlling the infringement action. Any monetary recovery in connection with such infringement action shall first be applied to reimburse the Party controlling the infringement action for its out-of-pocket expenses (including reasonable attorneys’ fees) in taking such infringement action, and next to reimburse the other Party for its out-of-pocket expenses (including reasonable attorneys’ fees) in assisting in such infringement action. Once the Parties have been reimbursed for such expenses then the remainder will be apportioned as follows: For Product-Specific Infringement (i) [ * ]; and (ii) [ * ]. For any other infringement, [ * ]. In any proceeding, the other Party will agree to be joined as a party plaintiff (to the extent required by applicable law) and provide the prosecuting party with reasonable assistance, at the requesting Party’s expense, to bring and prosecute such action or proceeding. Bayer shall not settle any action prosecuted under this Section 2.4.6 that would adversely limit the scope of any Patent within the Onyx Developed IP without the prior written consent of Onyx.

2.4.7 Drug Approval and Price Approval. In the event that Onyx conducts a Separate Development Program that results in Bayer obtaining Drug Approval of Product from the FDA or the EMA with respect to the applicable Separate Indication, Bayer shall promptly inform Onyx of such Drug Approval(s). Upon such Drug Approval and Price Approval (if any), Bayer shall pay Onyx the Separate Development Costs as provided in Section 4.2 (with such amounts subject to Bayer’s right to audit as provided in Section 4.7) and Bayer shall commercialize and promptly launch the Product for such Separate Indication as if the Separate Indication had been developed internally by Bayer (and not pursuant to a Separate Development Program). Without limiting the generality of the foregoing, Bayer shall use Commercially Reasonable Efforts to (i) obtain Drug Approval and Price Approval (if any) of the Product for such Separate Indication in the United States, the major markets of the EU, [ * ] within [ * ] after first receipt of Drug Approval of the Product in the United States or the European Union (as the case may be) with respect to such Separate Indication, and (ii) launch the Product for such Separate Indication in all markets in which Drug Approval is obtained within a time period that

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

is consistent with similar product approvals (including Price Approval) and launches in such markets. In the event Onyx disputes whether Bayer has exercised Commercially Reasonable Efforts to obtain Price Approval in a given territory, Onyx may refer such dispute to arbitration in accordance with Section 12.3.

2.4.8 Licenses. Subject to the terms and conditions of this Agreement, Bayer hereby grants to Onyx a non-exclusive, royalty-free, worldwide license (with the right to grant sublicenses with Bayer’s consent) under Information and Patents Controlled by Bayer and its Affiliates to use, have used, develop and have developed Compound and Product pursuant to Separate Development Programs and to otherwise conduct Separate Development Programs, including to perform regulatory activities to prepare Drug Approval Applications with respect to Separate Indications in the United States and/or the European Union. Subject to the terms and conditions of this Agreement, Onyx hereby grants to Bayer, effective upon Bayer’s payment pursuant to Section 4.2 of [ * ] of the Separate Development Costs for a particular Separate Indication, an exclusive, royalty-bearing (to the extent of the royalties payable under this Agreement), worldwide license (with the right to grant sublicenses) under the Onyx Developed IP developed pursuant to the Separate Development Program which resulted in the approval for such Separate Indication to make, have made, use, have used, sell, have sold, offer for sale, have offered for sale, import and have imported, the Product for all indications.

2.5 Commercialization Generally. Bayer shall be responsible, at its sole cost and expense, for commercialization of the Product in all countries in the world, and Bayer shall conduct such commercialization in compliance with Applicable Laws under the oversight of the EC, and subject to strategic direction from the Alliance Steering Committee; provided, however, that Bayer shall have the final decision-making authority regarding Product Commercialization matters, subject to Onyx’s Co-Promotion rights and Section 2.4.7. The commercialization of Product in the United States shall be governed by the terms of Article 3. Bayer shall keep Onyx appropriately informed, through the EC or otherwise, of the Product commercialization activities performed by Bayer outside the United States, including by providing on a semi-annual basis a written report summarizing such commercialization activities conducted by or on behalf of Bayer since the last such report and including reasonable data from reports created by Bayer for its internal management purposes including year-to-date Product gross sales, net sales, manufacturer selling price, commercial costs and margins; final forecast of such metrics for the current year; and Product market analyses for each of the ten (10) largest countries (as measured by Net Sales), including overall plan, challenges & opportunities. The Parties hereby adopt and agree to implement, with respect to commercialization of Product both within and outside the United States, the Guiding Principles set forth in Section 2.7.1.

2.6 Information Delivery. In addition to any other information provided under this Agreement, Bayer shall provide to Onyx, in October of each calendar year commencing in the first year of commercial sales of Product, its then-current forecast of global sales of Product in the forthcoming calendar year, set forth on a calendar quarterly basis; Bayer shall provide Onyx updates to such forecast on at least a semi-annual basis. At least once every 12 months, and subject to Article 7, Bayer shall provide Onyx with a list of all Drug Approvals and Drug Approval Applications that cover the Product, and each Party shall provide the other Party with a list of all Patents Controlled by such Party that cover the Product or its manufacture or use; such list shall include the filing date and priority date of each such patent or patent application.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.7 Reconstitution of Executive Committee and its Subcommittees.

2.7.1 Guiding Principles. The Parties hereby agree to use diligent, good faith efforts to establish and maintain, throughout the Term, a productive working relationship between the Parties, through the ASC, EC and the subcommittees of the EC, where each of the Parties (i) provide each other with complete, accurate and timely information, regarding their activities and plans pursuant to this Agreement and regarding activities and plans of, and communications with, Third Parties (including key opinion leaders, principal investigators of investigator-sponsored studies or trials, and advisors) regarding the Product, (ii) promptly respond to all reasonable inquiries of the other Party for additional information with respect thereto, (iii) fully discuss all concerns of the other Party with respect thereto, and (iv) make and implement decisions subject to the decision making processes that facilitate, and if possible optimize, the continued development and commercialization of the Product (collectively the “Guiding Principles”). Without limiting the foregoing, each Party agrees to diligently pursue the goal of providing the other Party with the information described in (i) above promptly after it is generated or becomes known to such Party and not materially later than such information is first provided to employees of such Party with responsibility for the development or commercialization (as applicable) of the Product. For clarity, a Party’s failure to comply with the Guiding Principles shall not, by itself, be considered a breach of this Agreement for which the other Party may obtain damages or other remedy pursuant to Section 12.3, but such failure shall be brought to the attention of the ASC and the ASC shall be responsible for devising mechanisms for monitoring and ensuring such Party’s compliance with the Guiding Principles.

2.7.2 Executive Committee and Sub-Committees. The Parties agree the EC and subcommittees established under the Collaboration Agreement, as amended, will be used to facilitate the Parties’ activities under this Agreement as described herein. All references herein to the terms “EC” and “ASC” shall have the meanings provided in the Collaboration Agreement.

2.7.3 Powers of the Executive Committee. The collaboration between Bayer, Onyx, and their respective Affiliates under this Agreement shall be managed by the Executive Committee in a manner that is consistent with the Guiding Principles and strategic direction provided by the Alliance Steering Committee. The EC shall have responsibility for the matters described in this Agreement together with responsibility for reviewing the Parties’ progress (including with respect to filings for Regulatory Approval and supplements thereto) and comparing it with the applicable plan; responsibility for discussing new data and competitive threats; responsibility for reviewing (but not approving) the annual development and marketing plan (including the budget therefor) and lifecycle plan for developing and commercializing the Products; provided that the Bayer representative to the EC shall have the deciding vote at the EC to resolve any dispute within the EC’s authority to the extent relating to the Product. Promptly following Bayer’s submission of an annual development or marketing plan to its senior management, Bayer will present each such plan to the EC in a level of detail suitable for Onyx to understand and provide comments upon the global plan for the Product. Bayer will provide the

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EC with the following information for the Product for top markets and the regions to the extent reasonable and extractable from standard systems and templates and within Bayer’s Control and any additional information reasonably requested by Onyx’s EC representatives for the purpose of evaluating any marketing plan:

(i) Actual year-to-date gross sales and Net Sales, commercial costs and margin, both globally and by top markets in Euros;

(ii) Final forecast for current year sales, commercial costs and margin;

(iii) Estimated ex-US sales, commercial costs and commercial margin plan figures;

(iv) manufacturer selling price (MSP) by country in preceding year;

(v) marketing costs (internal and external) and advertising & promotion costs for top markets and regions;

(vi) available market research data on patient penetration, duration of therapy, and market share in comparison with other products in the same therapeutic space;

(vii) overall strategy for global business for the Product; and

(viii) analyses of the top markets, including overall plan, challenges, opportunities, and competitive landscape from both commercial and clinical development perspectives.

For the purpose of this Section, “top markets” means the top 10 markets for the Product. For the purpose of clarification, this Section shall not require Bayer to provide the EC any bidding or discount information or future pricing information with respect to the Product.

2.7.4 Alliance Steering Committee. Commencing on the Effective Date, the strategic direction of the collaboration between the Parties under this Agreement shall be managed by, and all disputes arising under this Agreement shall be submitted for attempted resolution to the ASC. The ASC shall meet and attempt in good faith to promptly resolve all disputes arising under this Agreement as described in Article 11. In addition to such meetings, the ASC shall meet at least once per Contract Year in late June or early July to discuss and agree upon the strategic direction and priorities of the Parties’ efforts pursuant to this Agreement. The ASC shall operate by consensus and pursuant to the procedures described in the Collaboration Agreement.

2.8 Product Information Exchange. Bayer and Onyx will disclose and make available to each other, to the extent permitted by applicable law, preclinical, clinical, regulatory, commercial and other information known by Bayer or Onyx or their respective Affiliates concerning the Product at any time during the term of this Agreement. All significant information and data will be disclosed to the other Party promptly after it is learned or created.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Promptly following the Effective Date, each Party will appoint a designee to facilitate the information exchange as described in this Section 2.8 and be responsible for completing the following objectives: (i) convene an initial data exchange meeting for the Products not later than sixty (60) days from the Effective Date; and (ii) establish a shared electronic collaboration space for the Parties to share information, data, reports and updates regarding the Product not later than one hundred and twenty (120) days from the Effective Date, in each case as described in this Section 2.8.

2.8.1 Within sixty (60) days after the Effective Date, the Parties agree to hold a meeting of the Parties’ respective key technical and scientific personnel relating to the Product, including the designees of the EC and any relevant subcommittee members for the purpose of providing an update and exchange of information and data regarding the Product. The Parties will mutually and reasonably agree on the date, scope and agenda for such meeting, with specific areas of information exchange to be discussed in advance of such meeting. The overall goal of the meeting is to provide Onyx with Product information and data that is reasonably comparable in scope to that information disclosed to equivalent Bayer internal resources. In advance of such meeting, Onyx shall have the right to specifically request Product information and data and request the participation by certain designated individuals. Bayer shall use reasonable efforts to comply with Onyx’s request and provide information and data in the form and format currently existing and used for Bayer’s own internal purposes.

2.8.2 Within one hundred and twenty (120) days after the Effective Date, Bayer, with the cooperation of Onyx, will establish a shared electronic collaboration space that enables each Party (through representatives reasonably designated by such Party) to access and provide access to the information and documents described in this Section, including presentations, data and reports regarding the Product, correspondence with regulatory authorities with respect to the Product and Listed Commercial Information. Each Party shall post non-public data from the ongoing development and commercialization (including safety monitoring) of the Product to such electronic collaboration space on a regular and continuing basis; provided, that (a) the frequency of such posting may be adjusted by consent of the EC, and (b) in the absence of any such consent, each Party shall post such data at the same time and in the same format as made available to such Party’s internal project leadership team.

2.8.3 In the event that the Parties are unable for whatever reason to establish the information sharing activities within the timeframes provided above, the designee of each Party established under this Section 2.8 shall provide a weekly, written report to the ASC summarizing the scope of any delay, the reasons and the corrective actions being undertaken and the anticipated schedule to achieve the objectives of this Section 2.8. Any failure to comply with the obligations set forth in this Section or agree on the scope of the data to be included in such exchange shall be referred the EC and, if not remedied within 10 days of such referral, referred to the ASC and not subject to arbitration under Section 12.3.

2.9 Collaboration Team Meeting. The Parties agree to hold promptly after the Effective Date, a meeting of the Parties’ respective key personnel, committee designees and senior management with the objective of establishing a collaborative and positive framework for

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

the Parties’ collaboration under this Agreement and the Collaboration Agreement. The overall goals for such meeting will be to: (i) establish clear and open lines of communications between the Parties; (ii) provide joint guidance from the Parties on the strategic and tactical implementation of this Agreement and the Collaboration Agreement; and (iii) the broad strategic objectives for the collaboration between the Parties under this Agreement and the Collaboration Agreement. Each Party will promptly identify after the Effective Date a designee to establish and coordinate the schedule, location and agenda for such meeting, which shall be reasonably acceptable to each Party and selected to facilitate the broadest participation possible of key constituents within a reasonable time period after the Effective Date (it being expected that the meeting should be conducted by [ * ] if reasonably possible).

ARTICLE 3

UNITED STATES CO-PROMOTION AND MEDICAL AFFAIRS PROGRAM

3.1 Generally. Bayer hereby agrees to retain Onyx on a co-exclusive basis with Bayer, to Co-Promote the Product, according to the Detailing Plan and the other terms and conditions set forth on Exhibit A attached hereto and incorporated by reference as legally binding terms.

3.2 Change of Control of Onyx. Onyx shall provide Bayer written notice of the occurrence of a Change of Control of Onyx within [ * ] after the closing of the transaction which effected such Change of Control. Bayer may, at any time within [ * ] following receipt of such notice, terminate Onyx’s rights of co-promotion under this Article 3 by delivery of written notice to Onyx. In the event Bayer provides such notice of termination, the Co-Promotion Expiration Date shall be [ * ] following the date of Bayer’s notice of termination. In such event, Bayer shall promptly modify the Co-Promotion Plan to provide for an orderly wind-down and transition of Onyx’s activities under this Article 3, and Onyx shall withdraw its sales force and MSLs from such Co-Promotion Program activities in a professional manner. During such period, Bayer shall remain responsible for payments as provided in Section 4.3. For clarity, Bayer’s right to terminate Onyx’s rights of co-promotion under this Agreement in the event of a Change of Control of Onyx shall have no effect on the Collaboration Agreement or Onyx’s rights of co-promotion with respect to Collaboration Products (as defined in such agreement), including Nexavar.

3.3 Non-Solicitation of Employees. The Parties hereby agree that, throughout the Co-Promotion Term and for a period of [ * ] immediately thereafter, neither will, directly or indirectly, solicit for employment any employee of the other Party (or of the other Party’s Affiliates); provided, however, that the hiring of employees who respond to general advertisements for employment (not targeted to employees of the other Party or their Affiliates) shall not be deemed to violate the foregoing provision.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 4

FINANCIAL TERMS

4.1 Royalties.

4.1.1 Royalty. Bayer shall pay to Onyx non-refundable, non-creditable royalties equal to twenty percent (20%) of Net Sales of all Products worldwide in human oncology during the Royalty Term. Bayer acknowledges that these payments are made pursuant to settlement of the Litigation and do not depend on the existence or applicability of Onyx intellectual property. In countries where a Product is approved for use only in human oncology, all Net Sales shall be royalty-bearing. In countries where a Product is approved for use in both human oncology and non-oncology (whether human or otherwise), the Parties shall agree on a mechanism to allocate sales between human oncology and non-oncology uses and, in the absence of agreement, may refer such issue to dispute resolution in accordance with Article 11.

4.1.2 Royalty Term. Royalties shall be paid under this Section 4.1 on a country-by-country and Product-by-Product basis during the period (the “Royalty Term”) from the First Commercial Sale of such Product in such country until the later of (a) [ * ], or (b) [ * ]. Notwithstanding the foregoing, Bayer’s obligation to pay royalties pursuant to Section 4.1.1 shall [ * ] and the Royalty Term shall [ * ] if [ * ], or if [ * ].

4.1.3 Royalty Reports and Payments. Within [ * ] following the end of each calendar quarter, commencing with the calendar quarter in which the First Commercial Sale of Product is made anywhere in the world, Bayer shall provide Onyx a report estimating Net Sales of the Product for such calendar quarter. Within [ * ] following the end of each calendar quarter, commencing with the calendar quarter in which the First Commercial Sale of the Product is made anywhere in the world, Bayer shall provide Onyx with a report containing the following information for such calendar quarter, on a country-by-country basis: (i) the amount of gross sales of Product in such country, (ii) an itemized calculation of Net Sales showing deductions provided for in the definition of “Net Sales,” (iii) the conversion of such Net Sales from the currency of sale into Dollars, and (iv) the calculation of the royalty payment due on such sales pursuant to Section 4.1.1. Bayer shall pay to Onyx in Dollars all amounts due to Onyx pursuant to this Section 4.1 with respect to Net Sales by Bayer, its Affiliates and their respective licensees and sublicensees within [ * ] following the end of each calendar quarter in which royalties are due under Section 4.1.1.

4.1.4 Books and Records. Bayer shall, and shall cause its Affiliates, licensees and sublicensees to, keep complete and accurate books and records that disclose, on country-by-country basis, the total sales and Net Sales of Product, the number of units of Product sold, and all matters relating to those sales that are relevant for the purposes of determining the royalties due Onyx hereunder. Bayer shall, and shall cause its Affiliates to, (i) maintain such books and records in sufficient detail to calculate all amounts payable hereunder and to verify compliance with Bayer’s obligations under this Agreement and (ii) retain such books and records until the later of (a) [ * ] after the end of the period to which such books and records pertain, and (b) the expiration of the applicable tax statute of limitations (or any extensions thereof), or for such longer period as may be required by Applicable Laws.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.1.5 Blocked Currency. In any country in which the local currency is blocked and cannot be removed from the country, royalties accrued on Net Sales in such country shall be paid to Onyx in the equivalent amount in Dollars.

4.2 Payment of Separate Development Costs. If Onyx conducts one or more Separate Development Programs and Bayer obtains Drug Approval of the Product from the FDA or EMA with respect to one or more Separate Indications based upon data generated pursuant to a Separate Development Program, Bayer shall pay to Onyx [ * ] of the Separate Development Costs (or such greater amount as set forth below) with respect to each and every such Separate Indication (with such amounts subject to Bayer’s right to audit as provided in Section 4.7). Following Drug Approval of Product for each such Separate Indication, Onyx shall provide Bayer with an invoice setting forth, in Dollars, [ * ] of the Separate Development Costs incurred with respect to such Separate Indication, together with reasonable supporting documentation of such Separate Development Costs, provided that if such first approval was obtained in the United States, the amount of such invoice shall be [ * ] of the Separate Development Costs unless, at the time of the first dosing of a patient in the first clinical trial for such Separate Indication, the United States regulatory regime had changed to require Price Approval prior to the commercial launch of a human pharmaceutical in a new indication (it being agreed that Price Approval is not required in the United States as of the Effective Date). If such first approval was either (i) obtained with the EMA or (ii) obtained in the United States and the United States regulatory regime had changed prior to the first dosing of a patient in the first clinical trial for such Separate Indication to require Price Approval, then Bayer shall pay to Onyx an additional [ * ] of the Separate Development Costs with respect to the Product upon the earlier of (X) Price Approval is obtained in the jurisdiction (European Union or U.S. as the case may be) where the first Drug Approval was obtained or (Y) approval, including Price Approval if required, has been obtained in the other jurisdiction (e.g., if the first approval is obtained with the EMA and, prior to Price Approval in the European Union, approval is obtained in the United States and no Price Approval is then required in the United States). In all cases in which a payment is conditioned upon Price Approval, if Price Approval is required in the European Union, Bayer’s obligation to pay [ * ] of the Separate Development Costs shall be conditioned upon Price Approval being granted in [ * ] major countries of the European Union. In the event Onyx disputes whether Bayer has exercised Commercially Reasonable Efforts to obtain Price Approval in a given territory pursuant to Section 2.4.7, Onyx may refer such dispute to arbitration in accordance with Section 12.3 and, in the event it is determined that Bayer failed to use Commercially Reasonable Efforts to obtain Price Approval, Onyx shall be entitled to receive the additional payment as if Price Approval had been obtained. Bayer’s obligation to pay Onyx the Separate Development Costs shall, in the case of costs for services provided by Bayer, be [ * ] of the costs representing services provided by Bayer to Onyx. Bayer shall pay to Onyx, in Dollars, the amount invoiced within [ * ] after the receipt of the invoice (or each invoice, in the case of multiple payments). Onyx shall, and shall cause its Affiliates to, keep complete and accurate books and records pertaining to its and their Separate Development Costs, in sufficient detail to calculate all amounts payable by Bayer under this Section 4.2. Onyx shall retain such books and records until

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

the later of (i) [ * ] after the end of the period to which such books and records pertain, and (ii) the expiration of the applicable tax statute of limitations (or any extensions thereof), or for such longer period as may be required by Applicable Laws.

4.3 Co-Promotion Program Payments. In addition to all other amounts payable by Bayer to Onyx hereunder, Bayer shall pay to Onyx its Detail Fees, MSL Expenses and Additional Expenses in accordance with Article III of Exhibit A. Onyx shall keep complete and accurate books and records pertaining to its Detail Fees, MSL Expenses and Additional Expenses, in sufficient detail to calculate all amounts payable by Bayer under this Section 4.3. Onyx shall retain such books and records until the later of (i) [ * ] after the end of the period to which such books and records pertain, and (ii) the expiration of the applicable tax statute of limitations (or any extensions thereof), or for such longer period as may be required by Applicable Laws.

4.4 Mode of Payment. All payments under this Agreement shall be made by deposit of Dollars in the requisite amount to such bank account as Onyx may from time to time designate by notice to Bayer. For the purpose of calculating any sums due under, or otherwise reimbursable pursuant to, this Agreement (including the calculation of Net Sales expressed in currencies other than Dollars), a Party shall convert any amount expressed in a foreign currency into Dollar equivalents using its standard conversion methodology consistent with United States generally accepted accounting principles consistently applied or international financial reporting standards consistently applied, as applicable. Such standard conversion methodology shall be based upon the arithmetic average of the daily exchange rates (obtained from the Reuters Daily Rate Report or The Wall Street Journal, Eastern U.S. Edition, or, if not so available, as furnished by a Party’s local Affiliates) during the period from (a) the 25th day of the preceding month (or, if such 25th day is not a Business Day, the immediately preceding Business Day) through (b) the 24th day of the current month (or, if such 24th day is not a Business Day, the immediately preceding Business Day).

4.5 Taxes. The amounts payable by Bayer to Onyx pursuant to this Agreement (each a “Payment”) shall not be reduced on account of any taxes unless required by Applicable Laws. If any Payment is subject to a deduction or withholding of tax, the Parties shall use commercially reasonable efforts to perform all acts (including by executing all appropriate documents) so as to enable Onyx to take advantage of any applicable double taxation agreement or treaty. In the event there is no applicable double taxation agreement or treaty, or if an applicable double taxation agreement or treaty reduces but does not eliminate such tax, Bayer shall pay the applicable tax to the appropriate Governmental or Regulatory Authority, shall deduct the amount paid from the Payment due Onyx, and shall provide to Onyx evidence of such payment within [ * ] following such payment.

4.6 Interest on Late Payments. If any payment due under this Agreement is not paid when due, then such payment shall bear interest at a rate equal to the lesser of: (a) [ * ] the United States prime rate as published by Citibank, N.A., New York, New York, or any successor thereto, at 12:01 a.m. on the first day of each calendar quarter in which such payment is overdue or (b) the maximum rate permitted by Applicable Law; in each case calculated on the number of days such payment is delinquent, compounded monthly.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.7 Audit. At the request of the other Party, each Party shall, and shall cause its Affiliates to, permit an independent auditor designated by the auditing Party and reasonably acceptable to the audited Party, at reasonable times and upon reasonable notice, to audit the books and records maintained pursuant to this Article 4 (subject to obligations of confidentiality to such audited Party) to ensure the accuracy of all reports and payments made hereunder, but only as to any period ending not more than [ * ] prior to the date of such request, and not more frequently than [ * ]. Except as provided below, the cost of this audit shall be borne by the auditing Party, unless the audit reveals a variance of more than five percent (5%) from the reported amounts, in which case the audited Party shall bear the cost of the audit. Unless disputed pursuant to Section 4.8 below, if such audit concludes that (a) additional amounts were owed by the audited Party, the audited Party shall pay the additional amounts, with interest from the date originally due as provided in Section 4.6 or (b) excess payments were made by the audited Party, the auditing Party shall reimburse such excess payments, in either case ((a) or (b)), within thirty (30) days after the date on which such audit is completed by the auditing Party.

4.8 Audit Dispute. In the event of a dispute with respect to any audit under Section 4.7, the Parties shall work in good faith to resolve the disagreement. If the Parties are unable to reach a mutually acceptable resolution of any such dispute within [ * ], the dispute shall be submitted for resolution to a certified public accounting firm jointly selected by each Party’s certified public accountants or to such other Person as the Parties shall mutually agree (the “Financial Expert”). The decision of the Financial Expert shall be final and the costs of the Financial Expert as well as the initial audit shall be [ * ]. Not later than [ * ] after the decision of the Financial Expert and in accordance with such decision, the audited Party shall pay the additional amounts, with interest from the date originally due as provided in Section 4.6, or the auditing Party shall reimburse such excess payments, as applicable.

4.9 Confidentiality. The receiving Party shall treat all information subject to review under this Article 4 in accordance with the confidentiality provisions of Article 7 and the Parties shall cause the independent auditor and the Financial Expert to enter into reasonably acceptable confidentiality agreements with the audited Party obligating such firms to retain all such financial information in confidence pursuant to such confidentiality agreements.

ARTICLE 5

PHARMACOVIGILANCE

The Parties will cooperate with each other in order to fulfill all regulatory requirements concerning drug safety surveillance and product complaint reporting in the United States and in all countries in which Onyx is conducting any Separate Development Program. For such purpose, as soon as reasonably practicable after the Effective Date, the Parties shall enter into a separate agreement setting forth the pharmacovigilance responsibilities of the Parties and the procedures for safety information exchange to be carried out by the Parties with respect to the

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Product (the “Pharmacovigilance Agreement”). In this regard, the Parties currently have in effect an agreement entitled Procedures for Exchange of Pharmacovigilance Data Regarding Sorafenib dated June 21, 2005, as amended from time to time thereafter (the “Existing Pharmacovigilance Agreement”). The Pharmacovigilance Agreement shall contain terms similar to those of the Existing Pharmacovigilance Agreement.

ARTICLE 6

TERM AND TERMINATION

6.1 Term of Agreement. This Agreement shall become effective on the Effective Date and shall remain in effect on a Product-by-Product and country-by-country basis until the expiration of the Royalty Term for such Product in such country (the “Term”). Notwithstanding the foregoing, the Parties’ rights and obligations relating to the Co-Promotion Program in the United States, as set forth in Article 3 and Section 4.3, shall terminate on the Co-Promotion Expiration Date.

6.2 Breaches. If either Party (the “Breaching Party”) shall have committed a breach of this Agreement, the other Party (the “Notifying Party”) shall provide written notice of such breach to the Breaching Party. Upon receipt of a notice of breach other than a Material Breach, the alleged Breaching Party shall have [ * ] (or [ * ] with respect to payment breaches) within which to cure such breach following receipt of such notice; provided, however, for breaches other than payment, if the breach is capable of being cured but cannot be reasonably cured in such [ * ] period, then the alleged Breaching Party shall have such additional time as necessary to cure the breach if the alleged Breaching Party (i) during such [ * ] period has submitted a plan that, if successfully carried out, would be effective in curing such breach, and has commenced its execution of such plan, and (ii) diligently pursues such plan thereafter. If the matter is not resolved to the satisfaction of the Notifying Party during the foregoing cure period, then the Notifying Party may, at its discretion, resort to the dispute resolution mechanisms of Article 11 with respect to claims for damages, attorneys’ fees and court costs, requests for equitable relief and other available remedies in law or equity, provided that the Notifying Party shall have no right to terminate this Agreement for such breach.

6.3 Termination of Co-Promotion Program for Material Breach. The Parties agree that, except for Onyx’s Co-Promotion Program rights and obligations, this Agreement shall not be terminated under any circumstances. If Onyx shall have committed a Material Breach (defined below), Bayer may terminate all of Onyx’s rights and obligations relating to the Co-Promotion Program in the United States (as set forth in Article 3 and Section 4.3) as provided in this Section 6.3.

6.3.1 Material Breach. For purposes of this Agreement, a “Material Breach” means a breach of this Agreement that is [ * ] (provided, that without limiting the foregoing, [ * ].

6.3.2 Notice and Cure. If a Party believes that a Material Breach has occurred (or will occur in the event such breach is determined to exist), it shall give written notice to the

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Breaching Party of the nature of the breach and the reason the Notifying Party believes it is a Material Breach. The alleged Breaching Party shall then have a period of [ * ] following receipt of such notice in which to cure the breach; provided, however, if the Material Breach is capable of being cured but cannot be reasonably cured in such [ * ] period, then the alleged Breaching Party shall have such additional time as necessary to cure the breach if the alleged Breaching Party (i) during such [ * ]-period has submitted a plan that, if successfully carried out, would be effective in curing such Material Breach, and has commenced its execution of such plan, and (ii) diligently pursues such plan thereafter. Any such notice of alleged Material Breach by the Notifying Party shall include a reasonably detailed description of all relevant facts and circumstances demonstrating, supporting and/or relating to each such alleged Material Breach by the Breaching Party. In the event there is a dispute as to whether a Material Breach has occurred, this Agreement shall survive pending a determination pursuant to Section 11 below that a Material Breach has occurred.

6.3.3 Termination of Co-Promotion Program. If an alleged Material Breach by Onyx is not cured within the cure period specified in Section 6.3.2, Bayer may give notice of termination of the Co-Promotion Program (“Notice of Termination of Co-Promotion Program”). If Onyx agrees that a Material Breach has occurred and was not cured within the cure period, then Bayer may proceed to terminate the Co-Promotion Program and all of Onyx’s rights and obligations thereunder (including all rights and obligations under Article 3 and Section 4.3). If Onyx does not agree that a Material Breach has occurred and was not cured within the cure period, then the Co-Promotion Program shall survive, and the Parties shall continue to perform their obligations under this Agreement with respect thereto, until the issue of whether there has been an uncured Material Breach by Onyx is resolved in accordance with Article 11. Either Party may elect to arbitrate under Article 11 for an advance declaration that a breach, if found, would constitute a Material Breach hereunder. If Bayer gives Notice of Termination of Co-Promotion Program, and it is later determined by a court pursuant to Article 11 that in fact there has not been an uncured Material Breach by Onyx, then the Co-Promotion Program, and all of the Parties’ rights and obligations under this Agreement with respect thereto, shall continue in full force and effect. Notwithstanding the giving of any notice of termination pursuant to this Section 6.3.3, each Party shall continue to fulfill its obligations under the Co-Promotion Program at all times until the effective date of any such termination.

6.4 Effects of Termination. Neither termination of the Co-Promotion Program nor expiration of this Agreement shall release or operate to discharge either Party from any liability or obligation that may have accrued prior to such termination or expiration. Except as provided in the preceding sentence, upon the Co-Promotion Expiration Date, neither Party shall have any further rights or obligations under Article 3 or Exhibit A or otherwise with respect to the Co-Promotion Program. Onyx and Bayer shall reasonably cooperate to transition to Bayer Onyx’s Co-Promotion Program activities so as to minimize disruption to Product sales and Promotion activity, and Onyx shall withdraw its sales force from such Co-Promotion Program activities and its MSLs from the Medical Support Program in a professional manner. Notwithstanding termination of the Co-Promotion Program, all other provisions of this Agreement shall remain in full force and effect, including Bayer’s obligation to pay royalties pursuant to Section 4.1. Any termination of the Co-Promotion Program as provided herein shall not be an exclusive remedy but shall be in addition to any remedies whatsoever that may be available to the terminating Party pursuant to Article 11.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.5 Survival. The representations, warranties, covenants and agreements of the Parties in [ * ], and all provisions relating to Confidential Information shall survive any expiration or termination of this Agreement. In addition, any provision of this Agreement that, either from the express language or the context thereof, is intended to survive any termination or expiration of this Agreement shall survive any such expiration or termination.

ARTICLE 7

CONFIDENTIALITY

7.1 Confidentiality. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the Parties, each Party agrees that, during the Term and for the [ * ] period following the expiration or termination of this Agreement, it shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as provided for in this Agreement (which includes the exercise of any rights or the performance of any obligations hereunder) any Confidential Information furnished to it by the other Party pursuant to this Agreement.

7.2 Authorized Disclosure. Each Party may disclose Confidential Information belonging to the other Party to the extent such disclosure is reasonably necessary in the following situations:

(i) filing or prosecuting Patents;

(ii) regulatory filings and other filings with Governmental or Regulatory Authorities, including filings with the SEC, FDA or EMA;

(iii) prosecuting or defending litigation;

(iv) complying with Applicable Laws, including regulations promulgated by securities exchanges;

(v) disclosure to its Affiliates, employees, agents, and independent contractors, and any sublicensees, in each case only on a need-to-know basis and solely in connection with the performance of this Agreement, provided that each disclosee must be bound by obligations of confidentiality and non-use at least as equivalent in scope as those set forth in this Article 7 prior to any such disclosure; and

(vi) disclosure of the material terms of this Agreement to any bona fide potential or actual investor, investment banker, acquirer, merger partner, or other potential or actual financial partner, with the prior written consent of the other Party not to be unreasonably withheld, and provided that in connection with such disclosure, each disclosee must be bound by obligations of confidentiality and non-use at least equivalent in scope to those set forth in this Article 7 prior to any such disclosure.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Notwithstanding the foregoing, in the event a Party is required to make a disclosure of the other Party’s Confidential Information pursuant to Sections 7.2(i), 7.2(ii), 7.2(iii) or 7.2(iv), it will, except where impracticable, give reasonable advance notice to the other Party of such disclosure and use reasonable efforts to secure confidential treatment of such information. In any event, the Parties agree to take all reasonable action to avoid disclosure of Confidential Information hereunder.

7.3 Public Announcements; Publications. During the Term, each Party (the “Publishing Party”) shall submit to the other Party (the “Non-Publishing Party”) for review and approval all proposed press releases, public filings with the SEC, academic, scientific and medical publications and public presentations that disclose previously undisclosed technical information regarding the Product, provided that each Party shall have the right to make disclosures which in its judgment are required by law, regulation, or the rules of any nationally-recognized securities exchange. Such review and approval shall be conducted for the purposes of preserving intellectual property protection and the confidentiality of trade secrets and determining whether any portion of the proposed publication or presentation containing the Confidential Information of the Non-Publishing Party should be modified or deleted. Written copies of such proposed publications and presentations (other than press releases or SEC or securities exchange filings) shall be submitted to the Non-Publishing Party as soon as reasonably practicable before submission for publication or presentation. In the case of proposed SEC filings or other securities law filings containing non-technical information regarding the Product or this Agreement, the Parties shall follow the procedures and agreements they have in place with respect to disclosures under the Collaboration Agreement, provided that each Party shall have the right to make disclosures which in its judgment are required by law, regulation, or the rules of any nationally-recognized securities exchange. Onyx and Bayer will each comply with standard academic practice regarding authorship of scientific publications and recognition of contribution of other Parties in any publications.

ARTICLE 8

INDEMNIFICATION AND INSURANCE; LIMITATION OF LIABILITY

8.1 Indemnification by Onyx.

8.1.1 Indemnification. Onyx shall defend, indemnify and hold harmless Bayer and its Affiliates and each of their officers, directors, shareholders, employees, successors and assigns (each a “Bayer Indemnified Party”) from and against all Claims of Third Parties, and all associated Indemnifiable Losses, incurred or suffered by any of them to the extent resulting from or arising out of:

(i) the breach by Onyx or any of its Affiliates of any of its representations, warranties or covenants in this Agreement;

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(ii) the negligent acts or negligent omissions or willful misconduct by Onyx or any of its Affiliates in the performance of any of its obligations under this Agreement; or

(iii) personal injury or death resulting from any human clinical trial included within a Separate Development Program conducted by Onyx or any of its Affiliates.

Notwithstanding the foregoing, no Bayer Indemnified Party shall be entitled to any indemnification pursuant to this Section 8.1, to the extent the Indemnifiable Loss for which indemnification is being sought is indemnifiable by Bayer pursuant to Section 8.2, as to which Indemnifiable Loss each Party shall indemnify the other to the extent of their respective liability.

8.1.2 Procedure. Bayer shall give Onyx prompt written notice of any Claim for which it seeks to be indemnified under this Section 8.1, but the omission of such notice shall not relieve Onyx from its obligations under this Section 8.1, except to the extent Onyx can establish actual prejudice and direct damages as a result thereof. Onyx shall have no obligation under this Section 8.1 with respect to any Claim unless Onyx is granted full authority and control over the defense, including, without limitation, settlement, of such Claim, and Bayer cooperates fully with Onyx and its agents in defense of such Claim. Bayer shall have the right to participate in the defense of any such Claim utilizing attorneys of its choice, at its own expense. Subject to the remainder of this subsection, Onyx shall have full authority and control to handle the Claim for which Bayer seeks indemnification under this Section 8.1. Any settlement of the Claim that would admit liability on the part of any Bayer Indemnified Party, or that would involve any relief (including the payment of money damages), shall be subject to Bayer’s prior written approval, such approval not to be unreasonably withheld or delayed.

8.2 Indemnification by Bayer.

8.2.1 Indemnification. Bayer shall defend, indemnify and hold harmless Onyx and its Affiliates and each of their officers, directors, shareholders, employees, successors and assigns (each an “Onyx Indemnified Party”) from and against all Claims of Third Parties, and all associated Indemnifiable Losses, incurred or suffered by any of them to the extent resulting from or arising out of:

(i) the breach by Bayer or any of its Affiliates of any of its representations, warranties or covenants in this Agreement;

(ii) the negligent acts or negligent omissions or willful misconduct by Bayer or any of its Affiliates in the performance of any of its obligations under this Agreement;

(iii) the supply of Products to Onyx under this Agreement; or

(iv) the development, manufacture, commercialization, use, storage, import/export, or distribution of Products by or on behalf of Bayer or any of its Affiliates including Claims based upon product liability.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(v) any claim that the development, manufacture, commercialization, use, storage, import/export, or distribution of Products infringe(s) or misappropriate(s) any Third Party intellectual property rights except to the extent arising from the use of the Product to conduct a Separate Development Program (and not otherwise attributable to the composition of matter or other uses of the Product) by Onyx or any of its Affiliates.

Notwithstanding the foregoing, no Onyx Indemnified Party shall be entitled to any indemnification pursuant to this Section 8.2 to the extent the Indemnifiable Loss for which indemnification is being sought is indemnifiable by Onyx pursuant to Section 8.1, as to which Indemnifiable Loss each Party shall indemnify the other to the extent of their respective liability.

8.2.2 Procedure. Onyx shall give Bayer prompt written notice of any Claim for which it seeks to be indemnified under this Section 8.2 but the omission of such notice shall not relieve Bayer from its obligations under this Section 8.2, except to the extent Bayer can establish actual prejudice and direct damages as a result thereof. Bayer shall have no obligation under this Section 8.2 with respect to any Claim unless Bayer is granted full authority and control over the defense, including, without limitation, settlement, of such Claim, and Onyx cooperates fully with Bayer and its agents in defense of such Claim. Onyx shall have the right to participate in the defense of any such Claim utilizing attorneys of its choice, at its own expense. Subject to the remainder of this subsection, Bayer shall have full authority and control to handle the Claim for which Onyx seeks indemnification under this Section 8.2. Any settlement of the Claim that would admit liability on the part of any Onyx Indemnified Party, or that would involve any relief (including the payment of money damages), shall be subject to Onyx’s prior written approval, such approval not to be unreasonably withheld or delayed.

8.3 Insurance. From and after the Effective Date and for a period of [ * ] after the expiration of this Agreement, Bayer and Onyx shall each obtain and/or maintain, respectively, at its sole cost and expense, clinical trial insurance and product liability insurance (including any self-insured arrangements) in amounts, respectively, which are reasonable and customary in the pharmaceutical industry in the United States for companies of comparable size and activities at the respective place of business of such Party. Such product liability insurance or self-insured arrangements shall insure against all liability, including, without limitation, personal injury, physical injury, or property damage arising out of its clinical trials, or the manufacture, sale, distribution, or marketing of the Products. Each Party shall provide to the other, upon request of the other Party, a certificate of insurance verifying the existence of such insurance.

8.4 Limitation of Liability. NOTWITHSTANDING ANY OTHER PROVISION CONTAINED HEREIN, UNLESS RESULTING FROM A PARTY’S FRAUDULENT BEHAVIOR, IN NO EVENT SHALL BAYER, ON THE ONE HAND, OR ONYX, ON THE OTHER HAND, BE LIABLE TO THE OTHER OR ANY OF THE OTHER PARTY’S AFFILIATES FOR ANY PUNITIVE OR EXEMPLARY DAMAGES SUFFERED OR INCURRED BY SUCH OTHER PARTY OR ITS AFFILIATES IN CONNECTION WITH A BREACH OR ALLEGED BREACH OF THIS AGREEMENT. IT IS UNDERSTOOD THAT THE FOREGOING SENTENCE SHALL NOT LIMIT THE OBLIGATIONS OF BAYER, ON THE ONE HAND, OR ONYX, ON THE OTHER HAND, TO INDEMNIFY THE OTHER FROM AND AGAINST THIRD PARTY CLAIMS UNDER THIS ARTICLE 8.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 9

REPRESENTATIONS, WARRANTIES AND COVENANTS

9.1 Representations by Onyx. Onyx represents and warrants to Bayer as of the Effective Date that:

(i) this Agreement has been duly authorized and executed by it and is legally binding upon it, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by Onyx does not conflict with, or constitute a breach of or under, any order, judgment, agreement or instrument to which Onyx is a party;

(ii) the execution, delivery and performance of this Agreement by Onyx does not require the consent of any Person or the authorization of (by notice or otherwise) any Governmental or Regulatory Authority; and

(iii) it has not and has never been, nor have any of its employees, agents or subcontractors who may provide services under this Agreement ever been debarred or, to the best of its knowledge, (i) convicted of a crime for which a person or entity can be debarred under Section 306(a) or 306(b) of the United States Generic Drug Enforcement Act of 1992 or under 42 U.S.C. Sections 1320-7; or (ii) sanctioned by, or suspended, excluded or otherwise ineligible to participate in any federal health care program, including Medicare and Medicaid or in Federal Procurement or non-procurement programs.

9.2 Representations by Bayer. Bayer represents and warrants to Onyx as of the Effective Date that:

(i) this Agreement has been duly authorized and executed by it and is legally binding upon it, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by Bayer does not conflict with, or constitute a breach of or under, any order, judgment, agreement or instrument to which Bayer is a party;

(ii) the execution, delivery and performance of this Agreement by Bayer does not require the consent of any Person or the authorization of (by notice or otherwise) any Governmental or Regulatory Authority; and

(iii) it has not and has never been, nor have any of its employees, agents or subcontractors who may provide services under this Agreement ever been debarred or, to the best of its knowledge, (i) convicted of a crime for which a person or entity can be debarred under Section 306(a) or 306(b) of the United States Generic Drug Enforcement Act of 1992 or under 42 U.S.C. Sections 1320-7; or (ii) sanctioned by, or suspended, excluded or otherwise ineligible to participate in any federal health care program, including Medicare and Medicaid or in Federal Procurement or non-procurement programs.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

9.3 Disclaimer Of Warranties. EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTIONS 9.1 AND 9.2, NEITHER PARTY MAKES ANY REPRESENTATION OR GRANTS ANY WARRANTY, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY WARRANTY AS TO THE VALIDITY OF ANY PATENTS OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

9.4 Covenants.

9.4.1 No Debarment. Each Party covenants that, during the Term (i) it shall not use in any capacity, in connection with the performance of the activities contemplated by this Agreement, any Person who has been debarred pursuant to Section 306 of the FFDCA, or who is the subject of a conviction described in such section and (ii) it shall inform the other Party in writing immediately if it or any Person who is performing activities hereunder on its behalf is debarred or is the subject of a conviction described in Section 306, or if any action, suit, claim, investigation, or legal or administrative proceeding is pending or, to the best of its knowledge, is threatened, relating to the debarment or conviction of it or any Person performing services hereunder on its behalf.

9.4.2 No Violation. Each Party covenants that, during the Term, neither it nor any of its Affiliates will enter into or otherwise have any obligation to any Person, contractual or otherwise, that is in violation of the terms of this Agreement, inconsistent with the rights and licenses granted to the other Party hereunder, or that would impede the fulfillment of such Party’s obligations hereunder.

9.4.3 Training. Each Party covenants that, during the Co-Promotion Term, all of its employees who are involved in the contracting for, or Promoting, selling or reporting the price of Products that are reimbursed by Medicare, Medicaid and all other federal healthcare programs (as defined in 42 U.S.C. Section 1320(a)7(b)(f)) will, prior to deployment, receive appropriate training on proper marketing and sales techniques consistent with the obligations of Bayer pursuant to the CIA and as directed by the Executive Committee.

9.4.4 Product Trademarks. Bayer covenants that it holds, or will hold, all right, title and interest to all Product trademarks, such trademarks shall be in full force as of the Co-Promotion Effective Date, and Bayer will use its Commercially Reasonable Efforts to maintain such trademarks in full force during the Co-Promotion Term.

9.4.5 Product Supply. Bayer covenants that the Product to be supplied to Onyx for use in any Separate Development Program during the Term shall meet the Product Warranty, and the Product to be distributed by Bayer in the United States during the Co-Promotion Term will, at the time of shipment by or on behalf of Bayer, have been manufactured in conformity with GMPs and will not be adulterated or misbranded within the meaning of the Act or comparable state laws.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

9.4.6 IP Matters. In connection with any proposed Separate Development Program, the Parties agree to cooperate and share information regarding the existence of potential Third Party intellectual property rights relating to such activities. Each Party agrees to disclose any information, of which it is aware, where the development activities proposed to be conducted under the Separate Development Plan may be covered by any Third Party intellectual property rights; provided that neither Party shall be required to investigate whether there are any intellectual property rights of Third Parties that may impact Onyx’s ability to conduct a Separate Development Program.

ARTICLE 10

NOTICES

Except as otherwise specifically provided herein, any notice or other document to be given under this Agreement shall be in writing and shall be deemed to have been duly given if sent by nationally recognized overnight courier or confirmed facsimile transmission to a Party (followed by hard copy by mail) or delivered in person to a Party at the address or facsimile number set out below for such Party or such other address as the Party may from time to time designate by written notice to the other in accordance with this Article 10:

If to Bayer:

Bayer HealthCare LLC

555 White Plains Road

Tarrytown, NY 10591

Attention: Sr. VP and General Counsel

Facsimile: (914) 366-1784

With a copy to:

Bayer HealthCare Pharmaceuticals Inc.

340 Changebridge Road

Montville, NJ

Attention: Global Head of Oncology

Facsimile: (973) 487-2929

If to Onyx:

Onyx Pharmaceuticals, Inc.

249 E. Grand Avenue

South San Francisco, CA 94080

Attention: Chief Executive Officer

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Telephone: (650) 266-0000

Facsimile: (650) 266-0100

With a copy to:

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304

Attention: Robert L. Jones, Esq.

Telephone: (650) 843-5000

Facsimile: (650) 849-7400

Any such notice or other document shall be deemed to have been received by the addressee simultaneously with the transmission or delivery thereof.

ARTICLE 11

DISPUTE RESOLUTION

The Parties recognize that disputes under this Agreement (other than matters for which decisions or approvals are reserved to Bayer under this Agreement) (“Dispute(s)”) may arise from time to time. It is the objective of the Parties to establish procedures to facilitate the resolution of Disputes in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the Parties shall follow the procedures set forth in this Article 11 if and when a Dispute arises under this Agreement. Any Disputes between the Parties that cannot be resolved by good faith negotiation shall be referred, by written notice from either Party to the other, to the EC. The EC shall meet as soon as possible, and not more than thirty (30) days after such notice is received, and shall make diligent, good faith efforts to resolve such Dispute in a manner that is consistent with the terms of this Agreement and the principles underlying such terms and that balances the legitimate interests of both Parties. In the event that the members of the EC are not able to resolve such Dispute during such meeting, the EC shall refer such Dispute to the ASC in writing. The ASC shall meet as soon as possible, and not more than thirty (30) days after such notice is received, and if the ASC has not resolved such dispute by the end of such 30-day period (or any mutually agreed extension thereof), either Party may submit such Dispute to arbitration as set forth in Section 12.3.

ARTICLE 12

MISCELLANEOUS PROVISIONS

12.1 Assignment. Neither Party may assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other, except that a Party may make such an assignment without the other Party’s consent to Affiliates or to a successor to all or substantially all of the business of such Party, whether in a merger, sale of stock, sale of assets or other transaction. Any permitted successor or assignee of rights and/or obligations hereunder

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

shall, in a writing to the other Party, expressly assume performance of such rights and/or obligations (and in any event, any Party assigning this Agreement to an Affiliate shall remain bound by the terms and conditions hereof).

12.2 Royalty Transferability. Bayer recognizes that Onyx may desire to sell, to one or more Third Parties, Onyx’s rights to receive royalties under this Agreement from the sale of Products. To facilitate such sale, the Parties hereby agree, notwithstanding anything in this Agreement to the contrary, that (a) Onyx may, without Bayer’s consent, assign, sell, pledge, contribute or otherwise transfer, in whole or in part, its rights to (i) receive royalties pursuant to Section 4.1, (ii) receive reports pursuant to Section 4.1 with respect to Net Sales of the Product and other information relating to calculation of the royalty payments owed pursuant to Section 4.1, (iii) receive copies of reports and/or results of any audit conducted pursuant to Section 4.7 with regard to the correctness of payments made and reports provided pursuant to Section 4.1, and (iv) further assign, sell, pledge, contribute or otherwise transfer such rights to receive, and ownership interests in, the royalties described in clause (a)(i), and the related reports and information described in clauses (a)(ii) and (a)(iii), (b) the reports and information described in clauses (a)(ii) and (a)(iii) shall not be considered “Confidential Information” under the Collaboration Agreement so long as (A) any proposed or actual assignee, purchaser, pledgee, contribution recipient or other transferee is bound, prior to receiving such reports and information, to written or professional confidentiality and non-use obligations no less stringent than those contained in the Collaboration Agreement (giving effect to this clause (b)), and (c) the agreements contained in clauses (a) and (b) shall be binding on each of them and their respective successors and assigns, and (B) such assignment, sale, pledge, contribution or other transfer creates no additional liabilities of Bayer, or rights in favor of the proposed or actual assignee, purchaser, pledgee, contribution recipient or other transferee, in addition to the rights and liabilities of the Parties set forth in this Agreement. In the event that Onyx transfers to a Third Party the right to receive [ * ] the royalty payments to which Onyx is entitled to receive for Products under this Agreement, then, [ * ] and [ * ] shall [ * ].

12.3 Governing Law; Disputes.

12.3.1 This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within the State of California without giving effect to any choice or conflict of law provisions.

12.3.2 The Parties agree that all disputes arising out of or in connection with this Agreement (including whether a dispute is subject to arbitration) shall be solely and exclusively resolved through arbitration in San Francisco, California before a panel of three (3) neutral arbitrators, which shall be selected as follows within thirty (30) days from the request for arbitration: Bayer shall select one arbitrator, Onyx shall select one arbitrator, and Bayer and Onyx shall seek to agree on the selection of the third arbitrator; provided that if Bayer and Onyx fail to agree on such third arbitrator within such thirty (30)-day period, then the arbitrators designated by Onyx and Bayer shall select the third arbitrator within fifteen (15) days. Judgment on the award may be entered in any court having jurisdiction. The arbitration shall be

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

administered by JAMS pursuant to its Comprehensive Arbitration Rules & Procedures, except that the Parties expressly agree that any arbitration pursuant to this Section 12.3.2 shall be a “baseball-style” arbitration governed by Rule 33 of the JAMS Comprehensive Arbitration Rules & Procedures (effective October 1, 2010). Each Party shall bear its own costs and expenses in connection with a dispute brought under this Section 12.3.2, provided that Bayer and Onyx shall share equally in the costs of the arbitration panel and any fee imposed by JAMS. Notwithstanding any Rule to the contrary, the Parties expressly agree to the following discovery procedures for any arbitration initiated pursuant to this Section 12.3.2: the Parties shall be entitled to take discovery within the scope provided for in the JAMS Comprehensive Arbitration Rules & Procedures. With respect to limits on the type and amount of discovery, each Party shall be entitled to [ * ]. The arbitration panel may allow discovery beyond these limits upon a showing a good cause.

12.3.3 Without modifying the agreement set forth in Section 12.3.2, the Parties intend that in the event of an operational dispute under this Agreement, the Parties shall seek to resolve their differences through an expedited determination by a neutral expert who has no affiliation whatsoever with either Party. The exact process and scope of such expert determination shall be determined by the Parties at that time (or from time to time in the event of multiple referrals to such an expert). In the absence of mutual agreement to pursue such an expedited expert determination, the rules of Section 12.3.2 shall apply. No written statement of reasons shall accompany the arbitration decision unless both Parties agree that such a statement is necessary. To the extent non-monetary relief is an issue in the arbitration, each Party shall submit its proposal regarding non-monetary relief, and the arbitration panel shall choose between the Parties’ proposals.

12.4 Waiver. Except as specifically provided for herein, the waiver from time to time by either of the Parties of any of their rights or their failure to exercise any remedy shall not operate or be construed as a continuing waiver of same or of any other of such Party’s rights or remedies provided in this Agreement. No course of conduct or dealing between the Parties shall act as a modification or waiver of any provisions of this Agreement.

12.5 Entire Agreement; Amendment. This Agreement and any and all documents or agreements referenced herein or Exhibits hereto, including the Collaboration Agreement to the extent referenced herein, contain all of the terms agreed to by the Parties regarding the subject matter of this Agreement and supersede any prior oral or written agreements, understandings or arrangements between the Parties as to the subject matter hereof. This Agreement may not be amended, modified, altered or supplemented except by means of a written agreement or other instrument executed by both of the Parties hereto.

12.6 Severability. If any term, covenant or condition of this Agreement or the application thereof to any Party or circumstance shall, to any extent, be held to be invalid or unenforceable, then (i) the remainder of this Agreement, or the application of such term, covenant or condition to the Parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law; and (ii) the

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Parties covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid or unenforceable, it being the intent of the Parties that the basic purposes of this Agreement are to be effectuated.

12.7 Relationship of the Parties. The Parties hereto are acting and performing as independent contractors, and nothing in this Agreement creates the relationship of partnership, joint venture, sales agency or principal and agent. Neither Party is the agent of the other, and neither Party may hold itself out as such to any other Person.

12.8 No Implied Licenses. Each of the Parties hereby acknowledges and agrees that, except as otherwise explicitly provided in this Agreement, such Party shall not by entering into this Agreement have, assert or acquire any right, title or interest in or to any intellectual property or other proprietary rights of the other Party.

12.9 Counterparts; Electronic Execution. This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument. Each Party may execute this Agreement by facsimile transmission or in Adobe™ Portable Document Format (PDF) sent by electronic mail. Facsimile or PDF signatures of authorized signatories of the Parties will be deemed to be original signatures, will be valid and binding upon the Parties, and, upon delivery, will constitute due execution of this Agreement.

12.10 Force Majeure. Neither Party shall be liable or responsible to the other Party for loss or damages, nor shall it have any right to terminate this Agreement for any default or delay attributable to any event beyond its reasonable control and without its fault or negligence, including but not limited to acts of God, acts of government (including injunctions), fire, flood, earthquake, strike, lockout, labor dispute, breakdown of plant, shortage of critical equipment, loss or unavailability of manufacturing facilities or material, casualty or accident, civil commotion, acts of public enemies, acts or terrorism or threat of terrorist acts, blockage or embargo and the like (a “Force Majeure Event”); provided, however, that in each such case the Party affected shall use Commercially Reasonable Efforts to avoid such occurrence and to remedy it promptly. The Party affected shall give prompt notice of any such cause to the other Party. The Party giving such notice shall thereupon be excused from such of its obligations hereunder as it is thereby disabled from performing for so long as it is so disabled and the Party receiving notice shall be similarly excused from its respective obligations which it is thereby disabled from performing; provided, however, that such affected Party commences and continues to take reasonable and diligent actions to cure such cause.

12.11 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

12.12 Not An Amendment of The Collaboration Agreement. Although this contract addresses matters arising from the Collaboration Agreement, it is a separate contract and shall not be considered an amendment of the Collaboration Agreement.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the Effective Date.

BAYER HEALTHCARE LLC

By:	/s/ R. Scott Meece

Title:	General Counsel + Sr. Vice President

ONYX PHARMACEUTICALS, INC.

By:	/s/ N. Anthony Coles

Title:	President & CEO

SIGNATURE PAGE TO AGREEMENT REGARDING REGORAFENIB

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[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit A

Provisions Regarding Co-Promotion

“Detail” shall mean a one-on-one in-person contact (which may include E-detailing performed by a human representative if included by Bayer in the Co-Promotion Plan) in which an Onyx sales representative or E-detailing representative makes a presentation, including, without limitation, selling message and features and benefits of the Product to a member of the Target Healthcare Professionals, and during which [ * ]. Except as provided otherwise herein, [ * ] and [ * ] shall [ * ]. [ * ] and [ * ] shall [ * ]. [ * ] or [ * ] shall only be considered [ * ]; except that [ * ] shall constitute [ * ] that [ * ] and [ * ]. For the avoidance of doubt, [ * ] if [ * ]. When used as a verb, Detail shall mean to engage in the activities set forth herein.

“Detail Fee” means [ * ], increased or decreased on January 1 of each calendar year, beginning [ * ], to reflect any year-to-year percentage increase or decrease (as the case may be) in the Consumer Price Index for the US City Average (all items) (CPI) (based on a cumulative index of CPI numbers from the index most recently available at the date of the prior calculation to the index available as of the date of the calculation of such Detail Fee); provided that the Detail Fee for E-details shall be reasonably agreed by the Parties in the Co-Promotion Plan subject to escalation under Section 12.3 of the Agreement.

“Detailing Plan” shall mean the written plan included as part of the Co-Promotion Plan that describes the specific objectives and obligations of the Parties with respect to Detailing of the Product to the Target Healthcare Professionals. The Detailing Plan shall be consistent with this Agreement and may include such items as (i) identification and prioritization of Target Healthcare Professionals by deciles, (ii) allocation of Target Healthcare Professionals between the Bayer and Onyx sales forces, including by geographic territory, (iii) reach and frequency requirements for the Target Healthcare Professionals during each calendar quarter covered by the Detailing Plan, (iv) sample requirements, if applicable, by deciles, and (v) Product tactics, selling message and strategies therefor.

ARTICLE I

GOVERNANCE OF CO-PROMOTION

1.1 Governance. The Parties agree to establish a committee (the “Working Group”) to discuss and resolve issues with the development of the Detailing Plan and the development of the Medical Affairs Program.

1.2 Composition. The Working Group will be comprised of six members, three from Bayer and three from Onyx, including the Onyx and Bayer Marketing Contacts. Either Party may substitute in its sole discretion members of the Working Group from time to time provided, however that the described functionality is retained and bearing in mind that a key objective with respect to membership in the Working Group shall be preserving continuity. At least [ * ] prior to the anticipated delivery date of the Co-Promotion Plan, Bayer shall notify Onyx, and the Parties shall reasonably promptly appoint their representatives to the Working Group and establish a charter outlining the general functions and matters to be discussed and referred to the Working Group.

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[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.3 Meetings. Meetings of the Working Group shall be held at least quarterly, unless both Bayer and Onyx determine, no later than thirty (30) days in advance of any meeting following the initial meeting, that a meeting is unnecessary. In such instance, the next meeting will be scheduled for the following calendar quarter. Unless otherwise agreed to by the Working Group the location of the Working Group meetings shall alternate between the office of Onyx and Bayer. Meetings shall be face-to-face and in person except that, upon the prior agreement of the Parties, meetings may be via other methods of communication such as teleconferences and/or videoconferences. Each Party shall bear its own costs associated with its participation on the Working Group, including all travel and living expenses.

1.4 Decision Making. The Working Group shall be chaired by a representative of Bayer. The Parties will strive to make decisions within the Working Group by consensus, provided that Bayer shall have final decision-making authority on any matter that is within the authority of the Working Group.

ARTICLE II

CO-PROMOTION AND MEDICAL AFFAIRS PROGRAM

2.1 Engagement. Bayer hereby agrees to engage Onyx during the Co-Promotion Term (defined below) to conduct the Co-Promotion Program in the United States, upon and subject to the terms and conditions set forth in this Agreement, and hereby agrees to engage Onyx to provide services under the Medical Affairs Program in those territories served by Onyx under the Co-Promotion Program. Bayer hereby grants Onyx during the Co-Promotion Term a royalty-free co-exclusive license under Product trademarks and copyrights Controlled by Bayer, to use and display such Product trademarks and copyrights solely in connection with the conduct of the Co-Promotion Program and the Medical Affairs Program in the United States pursuant to this Agreement.

2.2 Co-Promotion Plan.

(a) Plan and Amendments. At least [ * ] in advance of the anticipated Co-Promotion Effective Date (defined below), and by [ * ] of each succeeding year during the Co-Promotion Term, Bayer shall prepare and submit to the Working Group for review and comment, but not approval, a written plan prepared by Bayer consistent with the terms of this Agreement that sets forth the strategy and objectives of the Parties with respect to the Sales Program and the Medical Affairs Program covering a period of at least [ * ] following First Commercial Sale of the Product (the “Co-Promotion Plan”). Each Party will cooperate with the other Party in the establishment of the initial Co-Promotion Plan based upon Onyx’s election under Section 2.2(b) of this Exhibit A and the implementation of such election by Bayer into the Co-Promotion Plan along with any resulting Detail Plan and Target Call List. Bayer shall prepare and submit to the

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[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Working Group for review and comment, but not approval, amendments and updates to the Co-Promotion Plan not less than [ * ], sufficiently in advance of each Party’s sales direction meeting, which will occur generally at the same time, or more frequently as needed to take into account changed circumstances or completion, commencement or cessation of the Co-Promotion Program activities not contemplated by the then-current Co-Promotion Plan, subject to Section 2.1(b) of this Exhibit A. The Co-Promotion Plan shall set forth the manner in which the Sales Program and the Medical Affairs Program are to be implemented in the United States during the period to which the Co-Promotion Plan relates and shall address consistent with Section 2.2(c) of this Exhibit A: (i) aggregate number of annual Details to be provided by the Parties, the geographic allocation and specific physician targets of such Details and such other specific allocation of resources as to be included in a Detailing Plan; (ii) Product positioning and strategy; (iii) training programs to be conducted; (iv) the allocation and list of Target Healthcare Professionals to be targeted for Detailing, including allocation by geographic territory; (v) any information to be specifically included in the CRM System; (vii) administration and logistics of the patient assistance program; (viii) market research; and (ix) such other information and projects relating to the Sales Program as are deemed advisable by the Parties. Bayer will provide the following additional information relative to the Product to Onyx when available to Bayer management: quarterly Details; Product tactics; professional and trade relations activities; specifications for the development of Marketing Materials; and advertising. Bayer shall also deliver to the Working Group (if it has not already received it) such information regarding the sales program for Collaboration Compounds (including the topics listed in items (i) through (viii) above and the preceding sentence) as would be relevant to the development of the Co-Promotion Plan for the Product. The purpose of the foregoing exchange and discussion of materials shall be to enable Onyx personnel to understand and contribute to the marketing and sales of Product, and to seek to coordinate such activities with activities related to Collaboration Compounds and the Parties allocation of rights and obligations under the Collaboration Agreement, while preserving the right of Bayer to make final decisions related to the marketing and sales of Product. Bayer will promptly provide Onyx with any updated projections for such First Commercial Sale and anticipated delays.

(b) Onyx Resource Commitment. Onyx shall have the right during the Co-Promotion Term to deploy up to [ * ] of the aggregate Details set forth in the then-current Co-Promotion Plan. No later than [ * ] in advance of the anticipated Co-Promotion Effective Date as part of the draft Co-Promotion Plan, Bayer shall provide Onyx with the total number of Details to be deployed in the United States during the calendar year in which Product is expected to first be sold in the United States, and the first calendar year thereafter. Thereafter, no later than [ * ] of the first full calendar year of Product sales in the United States, and [ * ] of each calendar year thereafter during the Co-Promotion Term, Bayer shall provide Onyx with the total number of Details to be deployed in the United States for the upcoming calendar year. Within [ * ] after Onyx’s receipt from Bayer of each of these amounts, Onyx shall determine in its discretion, and shall inform Bayer of, the percentage of Details (not to exceed [ * ] of the aggregate) that Onyx shall deploy during the upcoming calendar year (such percentage, the “Yearly Detail Percentage Election”). Bayer shall promptly notify Onyx of any increase or decrease in the aggregate number of planned Details for the Product. In the event Bayer decreases the number of Details from the level set forth in the then-current Co-Promotion Plan by more than [ * ],

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[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Onyx shall have [ * ] to implement such decrease. In the event that Bayer increases the number of Details by more than [ * ] from the level set forth in the then-current Co-Promotion Plan, it shall give Onyx at least [ * ] to implement any such increase. In connection with any such proposed increase or decrease, Bayer shall amend the annual Co-Promotion Plan accordingly.

(c) Consistency with the Promotion of Collaboration Products. In furtherance of the Parties’ rights and obligations under the Collaboration Agreement with respect to Collaboration Products and this Agreement, Bayer agrees that it shall use Commercially Reasonable Efforts to plan, develop and implement Onyx’s participation in the Co-Promotion Program in a manner that is consistent with the commercial activities allocated to the Parties under the Collaboration Agreement. Without limiting the generality of the foregoing, Bayer shall use Commercially Reasonable Efforts to (i) allocate Onyx’s activities under the Co-Promotion Plan, Detailing Plan and Target Call List in a manner that is consistent with Onyx’s commercial activities with Collaboration Compounds where applicable; and (ii) provide that the allocation of Onyx’s sales representatives by geography for the Product is consistent with those territories allocated to Onyx for Collaboration Products. In addition, each Party agrees not to take any action under this Agreement that would contravene the other Party’s decision making and other rights under the Collaboration Agreement with respect to Collaboration Products.

(d) Bayer Obligations. Bayer shall use Commercially Reasonable Efforts to perform its commercial activities for the Product and obligations under this Agreement (including development and implementation of the Co-Promotion Plan, Detailing Plan and Call List) in a manner reasonably designed to facilitate Onyx’s compliance with its obligations under this Agreement and consistent with the performance provided to comparable Bayer resources, including the timely availability of Marketing Materials and Product Training Materials. Onyx shall not be responsible for any delay or breach of this Agreement to the extent directly caused by Bayer’s failure to perform its obligations under this Agreement.

(e) Onyx Sales Force. Onyx shall perform its obligations under the Detailing Plan through representatives under the direct and exclusive authority, supervision and control of Onyx at all times during the Co-Promotion Term. Onyx shall supervise and maintain such competent and qualified sales representatives as may be required to Promote the Product in the United States as provided herein and in the Detailing Plan. Onyx shall not [ * ] without the prior approval of Bayer, except for [ * ] as part of the Co-Promotion Plan. Subject to the immediately preceding sentence, Onyx sales representatives shall (i) be full-time employees on the payroll of Onyx, (ii) of a quality at least equivalent to that provided by Onyx to product lines it is promoting at the time of its Co-Promotion hereunder and (iii) not be Debarred by the FDA. At least [ * ] of Onyx sales representatives providing in-person Detailing of the Product shall have a minimum of [ * ] of pharmaceutical sales experience, including at least [ * ] of oncology sales experience.

(f) Compensation Programs for Onyx Sales Representatives. Onyx shall be solely responsible for any compensation that is payable to the Onyx sales representatives. Onyx represents and warrants to Bayer that its compensation programs for the Onyx sales representatives do not, and will not, provide financial incentives that, to its knowledge, facilitate

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[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

the promotion, sales, and marketing of the Product in violation of applicable Laws. Onyx agrees to include the Product in its Onyx sales representatives bonus compensation programs. Onyx further agrees that for its sales representatives no less than [ * ] of any bonus payable to its sales representatives shall be tied to the Product.

2.3 Target Healthcare Professionals; Field Assignments.

(a) At least [ * ] in advance of the anticipated Co-Promotion Effective Date, and no later than [ * ] of each succeeding year, the Working Group shall discuss prospective accounts, segmentation, targeting and other promotional benchmarks and, based on such benchmarks as may be mutually agreed upon by the Parties, Bayer shall establish an annual Detailing and targeting plan consistent with the terms of this Agreement, including Section 2.2(c) of this Exhibit A (“Target Call List”). Both Parties shall have full access to the Target Call List and modifications thereto. Bayer shall seek Onyx’s input on the formulation of the Target Call List and the determination of the number of Details, and will give due consideration to all such input provided by Onyx.

(b) Based on such consultation with Onyx and the Working Group, Bayer shall assign responsibility for Detailing by each Party’s sales representatives to Target Healthcare Professionals identified on the Target Call List and shall assign responsibility for medical education activities by each Party’s MSL FTEs consistent with the terms of this Agreement, including Section 2.2(c) of this Exhibit A. Bayer shall equitably allocate such assignments so that each Party’s sales representatives will be assigned valuable accounts and an equitable share of responsibility for desirable Target Healthcare Professionals, including high decile prescribers and practices. Each Party’s MSLs will be assigned responsibility for an equitable share of medical education activities and all key opinion leaders.

2.4 Detail Reports. Onyx, within thirty (30) calendar days after the end of each calendar quarter during the Co-Promotion Term, will provide to Bayer on an electronic medium a record of its Detailing activity by account and healthcare professional, including Details and reflecting the relevant territory, district and regional configuration (a “Detail Report”). This Detail Report will provide information on all Details to Target Healthcare Professionals allocated to Onyx. Once submitted to Bayer, such Detail Report may not be revised except to correct any error.

2.5 Medical Affairs Program.

(a) Program and Amendments. At least [ * ] in advance of the anticipated Co-Promotion Effective Date, and by [ * ] of each succeeding year during the Co-Promotion Term, Bayer shall prepare and submit to the Working Group for review and comment, but not approval, a written plan prepared by Bayer consistent with the terms of this Agreement that sets forth the strategy and objectives of the Parties with respect to the Medical Affairs Program covering a period of at least [ * ] following First Commercial Sale of the Product. Each Party will cooperate with the other Party in the establishment of the initial Medical Affairs Program plan based upon Onyx’s selection under Section 2.5(b) of this Exhibit A and the implementation of such election by Bayer into the Medical Affairs Program. Bayer shall prepare and submit to the Working

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[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Group for review and comment, but not approval, amendments and updates to the Medical Affairs Program plan not less than [ * ] or more frequently as needed to take into account changed circumstances or completion, commencement or cessation of Medical Affairs Program activities. The Medical Affairs Program plan shall set forth the manner in which the MSL activities are to be implemented in the United States during the period to which the Medical Affairs Program plan relates and shall address, at a minimum: (i) training programs to be conducted; (ii) medical and educational programs to be conducted, (iii) professional and trade relations activities, and (iv) such other information and projects relating to the Medical Affairs Program as are deemed advisable by the Parties. Bayer shall also deliver to the Working Group (if it has not already received it) such information regarding the Medical Affairs Program for Collaboration Products (including the topics listed in items (i) and (iv) of the preceding sentence) as would be relevant to the development of the Medical Affairs Program for the Product. The purpose of the foregoing exchange and discussion of materials shall be to enable Onyx personnel to understand and contribute to the Medical Affairs Program for the Product, and to seek to coordinate such activities with activities related to Collaboration Compounds and the Parties allocation of rights and obligations under the Collaboration Agreement, while preserving the right of Bayer to make final decisions related to the Medical Affairs Program for the Product. No later than [ * ] before expected launch, Bayer will provide to the Working Group the Medical Affairs Program for the period from the initial launch to [ * ] of the launch year, and each Party’s MSLs will be assigned responsibility for an equitable share of medical education activities and all key opinion leaders. Thereafter the Working Group will meet no later than [ * ] of each year during the Co-Promotion Term to review the existing plan and to prepare the plan for the upcoming year.

(b) Onyx Resource Commitment. Onyx shall have the right during the Co-Promotion Term to deploy up to [ * ] of the aggregate MSL FTEs set forth in the then-current Medical Affairs Program. No later than [ * ] in advance of the anticipated Co-Promotion Effective Date as part of the draft Medical Affairs Program, Bayer shall provide Onyx with the total number of MSL FTEs to be deployed in the United States during the calendar year in which Product is expected to first be sold in the United States, and the first calendar year thereafter, or such other period as Bayer may reasonably specify. Thereafter, no later than [ * ] of the first full calendar year of Product sales in the United States, and [ * ] of each calendar year thereafter during the Co-Promotion Term, Bayer shall provide Onyx with the total number of MSL FTEs to be deployed in the United States for the upcoming calendar year. Within [ * ] after Onyx’s receipt from Bayer of this amount, Onyx shall determine in its discretion, and shall inform Bayer of, the percentages of MSL FTEs (not to exceed [ * ] of the aggregate) that Onyx shall deploy during the upcoming calendar year (such percentage, the “Yearly MSL Percentage Election”). Bayer shall promptly notify Onyx of any increase or decrease in the number of planned MSL FTEs for the Product. In the event Bayer decreases the number of MSL FTEs from the level set forth the then-current Medical Affairs Program plan by more than [ * ], Onyx shall have [ * ] to implement such decrease. In the event that Bayer increases the aggregate number of MSL FTEs by more than [ * ] from the level set forth in the then-current Medical Affairs Program plan, it shall give Onyx at least [ * ] to implement any such increase. In connection with any such proposed increase or decrease, Bayer shall amend the annual Medical Affairs Program plan accordingly.

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[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c) Consistency with the Provision of the Medical Affairs Program. In furtherance of the Parties’ rights and obligations under the Collaboration Agreement with respect to Collaboration Products and this Agreement, Bayer agrees that it shall use Commercially Reasonable Efforts to plan, develop and implement Onyx’s participation in the Medical Affairs Program in a manner that is consistent with the MSL activities allocated to the Parties under the Collaboration Agreement. Without limiting the generality of the foregoing, Bayer shall use Commercially Reasonable Efforts to (i) allocate Onyx’s activities under the Medical Affairs Program in a manner that is consistent with Onyx’s activities with Collaboration Compounds where applicable; and (ii) provide that the allocation of Onyx’s MSL FTEs by geography for the Product is consistent with those territories allocated to Onyx for Products. In addition, each Party agrees not to take any action under this Agreement that would be contravene the other Party’s decision making and other rights under the Collaboration Agreement with respect to Collaboration Products.

(d) Reports. Onyx, within [ * ] after the end of each calendar quarter during the Co-Promotion Term, will provide to Bayer on an electronic medium a record of its Medical Affairs Program activity by territory. This report will provide information on all MSL contacts with Physicians in Onyx’s territories. Once submitted to Bayer, such report may not be revised.

2.6 Compliance Audits; Audits. In addition to the access and audit rights of Bayer and Onyx provided for in Section 4.7 of the Agreement, upon reasonable prior notice from Bayer and no more than once during any calendar year during the Co-Promotion Term, Onyx shall afford to Bayer reasonable access during normal business hours (and at such other times as the Parties may mutually agree) to inspect and audit the relevant books, records and other information of Onyx in order to monitor Onyx’s compliance with its Detail Report and other relevant Co-Promotion Program obligations under the Detailing Plan and its activities under the Medical Affairs Program, and for the purposes of determining compliance with Applicable Laws and the terms of this Agreement, but only as to any period ending not more than [ * ] prior to the date of such request, and not more frequently than [ * ]. Any inspection conducted by Bayer pursuant to this Section shall be at the sole cost and expense of Bayer. For clarity, the Parties agree that the audit rights specified in Section 4.7 of the Agreement shall apply to books and records to be maintained by the Parties under this Agreement, including the payment amounts specified in Article III.

2.7 Commercially Reasonable Efforts. Onyx shall use its Commercially Reasonable Efforts to Promote the Product to Target Healthcare Professionals in the United States, and otherwise perform its obligations under the Co-Promotion Program, and conduct the Medical Affairs Program in accordance with the then-current Co-Promotion Plan. If for any calendar quarter during the the Co-Promotion Term, Onyx fails to meet the Detailing requirements or obligations under the Medical Affairs Program or anticipates that it will not meet its Detailing requirements or obligations under the Medical Affairs Program, Bayer and Onyx shall meet to discuss the causes for such failure and discuss what can be done to correct Onyx’s failure or anticipated failure.

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[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(a) Performance Obligation.

(i) Onyx shall provide a minimum of not less than [ * ] of the Details assigned to Onyx in the then-current Detailing Plan for any given calendar quarter and not less than [ * ] of the Details assigned to Onyx in the then-current Detailing Plan for any given calendar year. In the event that Onyx provides less than [ * ] of the Details assigned to Onyx in a any given calendar quarter or less than [ * ] of the Details assigned to Onyx in any given calendar year, in each case commencing with the first full calendar year after the Co-Promotion Effective Date, then Onyx shall incur a [ * ] calculated as follows:

(A) For each Onyx Detail shortfall relative to the [ * ] standard for the calendar quarter, Onyx shall pay Bayer [ * ] for each Onyx Detail shortfall.

(B) In the event Onyx fails to meet the [ * ] standard for a given calendar year, Onyx shall pay Bayer the amount, if any, by which (i) [ * ] for any annual shortfall relative to the [ * ] standard exceeds (ii) the aggregate amounts payable under subsection (A) above for all quarterly shortfalls in such calendar year.

(C) Any [ * ] due and payable under this Section will be due to Bayer no later than [ * ] following the expiration of the calendar quarter or calendar year, as applicable, that gave rise to the [ * ]. In the event that the Parties disagree whether Onyx has satisfied its obligation to provide the requisite percentage in a given period, the matter shall be reviewed by the Working Group for up to [ * ] in an attempt to resolve the matter. In the event the Working Group cannot resolve the issue within such time period, either Party shall be entitled to submit the issue for resolution pursuant to Article 11 of the Agreement.

(D) Notwithstanding, the above [ * ] shall not apply during the [ * ] period following any increase in aggregate Details by Bayer by more than [ * ] from the level set forth in the then-current Co-Promotion Plan.

(ii) Medical Affairs Program. Onyx shall provide a minimum of not less than [ * ] of the MSL FTEs assigned to Onyx in the then-current Medical Affairs Program plan in any given calendar quarter and not less than [ * ] of the MSL FTEs assigned to Onyx in the then-current Medical Affairs Program plan in any given calendar year. In the event that Onyx provides less than [ * ] of the MSL FTEs assigned to Onyx for any given calendar quarter or less than [ * ] of the MSL FTEs assigned to Onyx in any given calendar year, in each case commencing with the first full calendar year after the Co-Promotion Effective Date, then Onyx shall incur a [ * ] calculated as follows:

(A) For each Onyx MSL FTE shortfall relative to the [ * ] standard for the calendar quarter, Onyx shall pay Bayer [ * ] for each Onyx MSL FTE shortfall.

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[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(B) In the event Onyx fails to meet the [ * ] standard for a given calendar year, Onyx shall pay Bayer the amount, if any, by which (i) [ * ] for any annual shortfall relative to the [ * ] standard exceeds (ii) the aggregate amounts payable under subsection (A) above for all quarterly shortfalls in such calendar year.

(C) Any [ * ] due and payable under this Section will be due to Bayer no later than [ * ] following the expiration of the calendar quarter or calendar year, as applicable, that gave rise to the [ * ]. In the event that the Parties disagree whether Onyx has satisfied its obligation to provide the requisite percentage for the given period, the matter shall be reviewed by the Working Group for up to [ * ] in an attempt to resolve the matter. In the event the Working Group cannot resolve the issue within such time period, either Party shall be entitled to submit the issue for resolution pursuant to Article 11 of the Agreement.

(D) Notwithstanding, the above [ * ] shall not apply during the [ * ] period following any increase in aggregate MSL FTEs by Bayer by more than [ * ] from the then-current Medical Affairs Program plan.

2.8 Co-Promotion Term. The Parties’ activities under this Agreement relating to the Co-Promotion Program in the United States shall commence on the date that Bayer gives Onyx notice of the anticipated commencement of Co-Promotion (at least [ * ] in advance of the anticipated First Commercial Sale of a Product in the United States) and shall remain in effect until the first to occur of the following (the “Co-Promotion Expiration Date”): (i) the date that Products are no longer sold in the United States due to a permanent Product withdrawal or recall, (ii) the mutual written agreement of both Parties to abandon the Co-Promotion Program in the United States, (iii) early termination of the Co-Promotion Program pursuant to Section 3.2 thereto (Change of Control) or Section 6.3 of the Agreement (for Material Breach), or (iv) termination of Onyx’s participation in the Co-Promotion Program, at Onyx’s option and in its discretion, upon not less than [ * ] prior written notice to Bayer (the “Co-Promotion Term”).

2.9 Compliance. In performing its duties hereunder, Onyx shall, and shall cause its employees to: (i) Promote the Product in conformity with the approved labeling for the Product; (ii) use only marketing and sales materials reviewed and approved under Bayer’s LMR process, and (iii) comply with all Applicable Laws, including the FDA’s regulations and guidelines concerning the advertising of prescription drug products, the Office of Inspector General’s Compliance Guidance Program, the American Medical Association’s Guidelines on Gifts to Physicians, the PhRMA Code and the ACCME Standards, which may be applicable to the services to be provided by Onyx hereunder. No employee of Onyx shall make any promotional representation, statement, warranty or guaranty with respect to the Product that is not consistent with current labeling of the Product or Marketing Materials developed in conformity with Section 2.11(a) hereof, that is deceptive or misleading or that disparages the Products or the good name, goodwill and reputation of Bayer. Onyx shall use Commercially Reasonable Efforts to ensure that its Co-Promotion Program services delivered pursuant to this Agreement will be provided in a professional, ethical and competent manner and shall have the right and discretion to take any appropriate action to correct any deficiency.

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[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.10 Sales/Prescriber Data. Each Party shall be responsible for collecting and providing information about Product promotion, as agreed by the Working Group in support of the Detailing Plan, which may include (for example) sales call activity and account profiling information. Each Party may use a Customer Relationship Management system of its choice, or by other means provide the information required to meet its obligations under this Section. Each Party shall provide the other Party with electronic access to such Party’s sales/prescriber database for the Product, if any, in a manner reasonably to be agreed by the Parties. Each Party shall treat such data as the Confidential Information of the other Party and shall use such data only for internal purposes directly related to the performance of the Co-Promotion Program under this Agreement.

2.11 Training.

(a) Product Training Materials. Bayer, at its discretion in accordance with Bayer’s standard practices used for the Product and sole expense, will create, develop, produce or obtain, continually update and provide materials to be used to train the Parties’ sales representative with respect to Promoting the Product and to train the Parties’ MSL FTEs with respect to Medical Affairs Programs activities relating to the Product (collectively, “Product Training Materials”). Bayer shall submit all proposed Product Training Materials to Bayer’s LMR or Compliance Group, and to Onyx’s designee in its LMR function for approval. Bayer shall own all copyright and other right, title and interest in and to all Product Training Materials; provided, that Bayer hereby grants to Onyx a non-exclusive, royalty-free license under all copyrights in Product Training Materials solely for the purpose of copying, displaying, using and distributing such Product Training Materials to the extent permitted under this Agreement. This license shall automatically and immediately terminate upon the Co-Promotion Expiration Date and shall be non-transferable (except in connection with any permitted assignment or transfer of the Agreement under Section 12.1 thereto) and non-sublicensable.

(b) Product-Specific Training. Each of the Parties agrees to make its sales representatives and MSLs available for Product training. Bayer, at its sole expense (except as set forth below), shall conduct initial Product training of Onyx’s sales representatives and MSLs in connection with and at the time of the launch of the Product in the United States for each of the first indication and any subsequent indications, including the provision of Product Training Materials to Onyx sales representatives and other materials made available to Bayer sales representatives. Thereafter, each Party, at its sole expense, shall conduct such training of its own sales force and of its own MSLs; provided, that Bayer shall provide, at no cost to Onyx, all Product Training Materials in sufficient quantities for Onyx to provide to its sales representatives for any such Product training. On an as-needed basis, Bayer shall provide ongoing Product training for Onyx sales force trainers who will train any additional or replacement Onyx sales representatives, to the same standard as the initial Onyx sales representatives trained by Bayer. Bayer shall reimburse Onyx for the costs of transportation, lodging and meals for Onyx’s personnel to attend any Product training conducted prior to the initial launch of the Product or

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the launch of the Product in any new indication. Except as provided above, each Party shall bear its own costs of transportation, lodging and meals for such Party’s personnel to attend Product-specific training.

(c) Compliance Training. Each of Bayer and Onyx agrees to provide regular healthcare compliance training to its employees involved in the sales, marketing, Promotion of, or price reporting for, the Product as appropriate and necessary. Such compliance training shall meet the training requirements and standards established by the Working Group, and will, at a minimum, cover the content and frequency of the training required by the CIA, Applicable Laws and all industry standards (including PhRMA Code and OIG guidance).

2.12 Marketing Materials, Communications.

(a) Marketing Materials. Bayer, at its discretion in accordance with Bayer’s standard practices used for the Product and sole expense, will create, develop, produce or obtain, and provide all sales, Promotion and advertising materials, regardless of form, relating to the Product (“Marketing Materials”) to be used by the Parties’ sales representatives in Promoting the Product in quantities sufficient for Onyx to perform its obligations under the Sales Program. Bayer shall submit all proposed Marketing Materials to Bayer’s LMR for approval and to Onyx’s Compliance Group for review. Bayer shall own all copyright and other right, title and interest in and to all Marketing Materials; provided, that Bayer hereby grants to Onyx a non-exclusive, royalty-free license under all copyrights in Marketing Materials solely for the purpose of copying, displaying, using and distributing such Marketing Materials to the extent permitted under this Agreement. This license shall automatically and immediately terminate upon the Co-Promotion Expiration Date and shall be non-transferable (except in connection with any permitted assignment or transfer of the Agreement under Section 12.1 thereto) and non-sublicensable. Whenever Marketing Materials are presented and described to the medical community (including, for example, the physician, pharmacy, governmental, reimbursement and hospital sectors), the Parties will be presented and described as joining in the Promotion of the Product in the United States.

(b) Communications. Following the initial Product launch, Onyx marketing and sales leaders shall be primarily responsible for communicating to the Onyx sales representative and MSL FTEs the ongoing Product marketing strategy as approved by Bayer, and delivering the Marketing Materials.

(c) No Modification. Each Party will ensure that its sales representatives and MSLs: (i) do not modify, alter, amend, adjust or mask any portion of the Marketing Materials in any way, and (ii) do not use or distribute any marketing materials other than the Marketing Materials approved for use in connection with the Promotion of the Product hereunder. Each Party will promptly notify the other Party and take all necessary corrective action in the event a Party learns that any such modification, alteration, amendment, adjustment or masking, or any such use or distribution of unapproved marketing materials has taken place. In addition, each Party reserves the right to [ * ] who cause such Party to [ * ] of this Agreement, including without limitation [ * ].

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[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.13 Onyx Marketing Contact and Bayer Marketing Contact. Onyx shall designate one of its own full-time employees to serve as Onyx’s primary contact with Bayer with respect to the Onyx Sales Force (the “Onyx Marketing Contact”). Bayer shall designate one of its own full-time employees to serve as Bayer’s primary contact with Onyx with respect to the terms of this Agreement (the “Bayer Marketing Contact”).

2.14 Onyx Attendance at Ongoing Meetings. The Parties agree that the Onyx sales representatives may, by prior agreement of the Parties on a per meeting basis, attend national sales meetings, plan of action meetings, teleconferences, conventions and Bayer sponsored sales representative events related to the Product. Each Party shall bear all costs and expenses associated with its employees’ attendance at such national sales meetings, plan of action meetings, teleconferences and conventions, subject to Section 2.11. In addition, Bayer shall notify Onyx through the Working Group of planned investigator or other meetings contemplated as part of the Medical Affairs Program. Onyx MSL FTEs or other personnel shall have the right to attend such meetings at Onyx’s expense.

ARTICLE III

FEES

3.1 Fees.

(a) Detailing Fees. As consideration for the Detailing to be undertaken by Onyx with respect to the Product, Bayer shall pay Onyx the Detail Fee times the number of Details performed by Onyx (the “Detail Payment”) as reflected on the Detail Report; provided that Bayer shall not be obligated to reimburse in excess of [ * ] of the number of Details specified in Detail Plan covering an applicable calendar quarter. The Detail Payment shall begin accruing on the date Onyx begins to Detail the Product and shall be paid as described in Section 3.1(e).

(b) MSL Expenses. Bayer shall pay Onyx for its MSL FTEs at the Onyx MSL FTE Rate. Within thirty (30) days following the end of each calendar quarter during the Co-Promotion Term, Onyx will provide an invoice to Bayer of the aggregate amount of any Onyx MSL FTE Costs, together with reasonable supporting documentation of such expenses, which shall include without limitation a description of hours worked by Onyx’s MSLs as part of the Medical Affairs Program. Bayer shall pay the total amount payable on such invoice within thirty (30) days following receipt thereof.

(c) Additional Expenses. In the event that Bayer delays the Co-Promotion Effective Date from the date originally proposed by Bayer in Section 2.2(a) of this Exhibit A for the first indication for the Product [ * ], Bayer will reimburse Onyx for its or any Affiliate’s internal and out-of-pocket expenses [ * ] directly associated with such delay as and to the extent directly allocable to the Product (and not Collaboration Compounds or other products) (collectively, the “Additional Expenses”). Onyx shall use Commercially Reasonable Efforts to mitigate such Additional Expenses and shall provide Bayer with an invoice setting forth, in Dollars, such amounts, together with reasonable supporting documentation of such Additional Expenses. Bayer shall pay to Onyx, in Dollars, the amount invoiced within [ * ] after the receipt of the invoice.

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[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d) Total Compensation. The amounts set forth in this Article 3 above represent all of the monetary compensation that Onyx shall be entitled to receive under this Agreement for the Details and MSL FTEs, and Bayer shall not be required to compensate Onyx or any member of the Onyx sales force for any direct or indirect costs incurred by Onyx or its Affiliates in connection with Onyx’s Detail activities under this Agreement and MSL FTEs, including, without limitation, costs and expenses associated with hiring, orientation, training, wages, benefits, incentive payments, taxes, or any automobiles or computer hardware or software provided to the Onyx sales representatives.

(e) Reports. In addition to the information specified in Section 2.4 of this Exhibit A, the Detail Report shall, for an applicable calendar quarter, contain: (1) the total number of Details performed by Onyx for such calendar quarter and (2) the total amount of the Detail Payment due and payable by Bayer for such calendar quarter for the Onyx Details for the previous calendar quarter. Bayer shall pay the total amount payable on the Detail Report within [ * ] following receipt thereof, unless it indicates to Onyx, in writing, within such [ * ] period, the basis for any non-payment as well as Bayer’s calculations relating to any non-payment. Bayer shall only withhold the Detail Payment (or portion thereof) for which it has supplied a written good faith basis for non-payment. The Parties agree to promptly discuss the basis for any non-payment and shall use all reasonable efforts to reconcile any differences subject to Section 3.3 of this Exhibit A.

3.2 Currencies. All payments under this Agreement shall be made in United States Dollars.

3.3 Interest on Late Payments. If any payment due under this Agreement is not paid when due, then such payment shall bear interest at a rate equal to the lesser of: (a) [ * ] the United States prime rate as published by Citibank, N.A., New York, New York, or any successor thereto, at 12:01 a.m. on the first day of each calendar quarter in which such payment is overdue or (b) the maximum rate permitted by applicable law; in each case calculated on the number of days such payment is delinquent, compounded monthly.

ARTICLE IV

SALE OF PRODUCTS AND OTHER ACTIVITIES

4.1 Manufacture, Shipment, Booking, Invoicing, etc. of the Product.

(a) Bayer (and/or its Affiliates) shall have the sole responsibility, at its sole cost and expense (subject to Section 2.4.2 of the Agreement) for the manufacture, shipment, distribution, warehousing, sale, invoicing, order entry and acknowledgement with regard to sales of the Product in the United States and for the collection of receivables resulting from sales of the Product in the United States. If for any reason Onyx receives orders for Products, Onyx shall promptly forward such orders to Bayer (or, if so directed by Bayer, to Bayer’s wholesalers) as soon as practicable.

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(b) Bayer shall manufacture and supply all Product for the United States in accordance with Good Manufacturing Practices and any other applicable regulatory or legal requirements. All Products supplied by Bayer shall conform to all then-applicable specifications set forth in the United States Drug Approval for the Products.

(c) Bayer shall have the sole, exclusive and final authority to determine the price of the Product in the United States during the Co-Promotion Term, including price increases and decreases and the timing thereof. Bayer shall notify Onyx of all proposed Product price increase or decreases with at least [ * ] notice (or such longer period as Bayer may provide to its sales representatives), including Bayer’s assessment of the implications of net price, best price and average sales price.

4.2 Promotion of Competing Products. During the Co-Promotion Term, the Parties’ respective sales representatives responsible for Promoting the Product shall not market a Competing Product without the prior written consent of the other Party. The Parties agree that the promotion of Product under this Agreement is not a breach of the Collaboration Agreement.

4.3 United States Regulatory Matters.

(a) Authorizations. Each Party hereto shall, at its sole cost and expense, maintain in full force and effect all necessary licenses, permits and other authorizations required by Applicable Laws to carry out its Co-Promotion Program duties and obligations under this Agreement.

(b) Labeling and Packaging. No Product labeling, package inserts, monographs, packaging for the Product may be used or distributed by the Parties unless such labeling, package inserts, monographs, packaging for the Products have been approved in advance by Bayer’s LMR. Bayer’s LMR will be solely responsible for submitting, recording and storing all FDA 2253 submissions.

(c) Efficacy and Safety Information. Bayer shall furnish Onyx with efficacy and safety information reasonably requested by Onyx to assist Onyx in Promoting the Product to Target Healthcare Professionals in the United States, including relevant clinical and safety data included in the NDA for the Product and additional information, if any, related to the efficacy and safety profile of the Product.

4.4 Regulatory Compliance. Each of the Parties shall comply with the following with respect to their Co-Promotion Program activities in the United States:

(a) Each of Onyx and Bayer shall reasonably cooperate with the other Party in its efforts toward ensuring that all government price and transfers of value reporting, sales, marketing and promotional practices in respect of the Product in the United States meet the standards required by Applicable Laws, including state and federal laws and regulations, as well as applicable guidelines concerning the advertising of prescription drug products, the Office of the Inspector General’s (“OIG”) Compliance Guidance Program, the American Medical Association (the “AMA”) Guidelines on Gifts to Physicians, the PhRMA Code, and the ACCME Standards.

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[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b) Each of Onyx and Bayer shall provide its employees and its contract sales force, if any, involved in sales, marketing, Promotion, or price or transfers of value reporting for the Product in the United States appropriate training on proper marketing and sales techniques. Such training will include, among other topics, FDA requirements and other state and federal regulations and guidelines concerning the advertising of prescription drug products, the OIG Compliance Guidance Program, the AMA Guidelines on Gifts to Physicians, the PhRMA Code, and the ACCME Standards. If requested by the other Party during the Co-Promotion Term, each of Onyx and Bayer shall provide a written description of the training to the other Party no less frequently than on an annual basis.

(c) Each of Onyx and Bayer shall reasonably cooperate with the other Party to provide the other Party access to any and all information, data and reports required by the other in order to comply with the relevant provisions of the Medicare Modernization Act (“MMA”) and any other Applicable Laws, including reporting requirements, in a timely and appropriate manner. Bayer shall ensure that its reporting to the Centers for Medicare and Medicaid Services and other federal and state healthcare programs related to the Products is true, complete and correct in all respects; provided however, that Bayer shall not be held responsible for submitting erroneous reports if such deficiencies result from information provided by Onyx which itself was not true, complete and correct.

(d) Onyx shall endeavor to prepare and provide to Bayer any data or other information covered by this Section in accordance with methodologies specified by Bayer, and shall advise Bayer if there is any respect in which it has been unable to do so. If Onyx has a question about whether a specific transaction or other event needs to be reported to Bayer pursuant to this Section, Onyx’s obligation shall be satisfied by delivery of a true, complete and correct report of such transaction or other event, without a determination as to the proper reporting or legal characterization of such matter.

(e) Onyx shall confer with Bayer on a regular basis to discuss its procedures and methodologies relating to Onyx’s compliance to any Applicable Laws or fulfillment of any other obligation contained in this Section. In the event that the Parties have different understandings or interpretations of this Section or of the applicability of or standards required by any Applicable Law, then the Parties shall confer and seek to reach common agreement on such matters. In establishing standards required by any Applicable Law (e.g., as to the permitted content or presentation of Marketing Materials or engagement with independent investigators), the Parties shall apply to the promotion of Product the standards consistently applied and determined by Bayer (with reasonable prior notification to Onyx) for a comparable activity performed by Bayer for the Product and other similar oncology products.

(f) For clarity, information disclosed by a Party to the other Party under this Exhibit A shall be subject to Article 7 of the Agreement, including the prior notice specified in such Article.

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[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.5 Grants, CME and Other Activities. Any requests made to Onyx or any of the Onyx sales representatives or Onyx MSLs for funding for a non-promotional program for the Product, such as an educational or CME event, an investigator initiated clinical trial, any non-interventional study or registry or for a charitable cause, shall be referred by Onyx to Bayer; provided that any such request that is applicable to the Product and Collaboration Products or to MSL activities shall be considered under the Parties’ obligations under the Collaboration Agreement and Bayer shall approach funding such external requests in an equitable manner across Onyx and Bayer territories. In no event shall Onyx, the Onyx sales representatives or Onyx MSLs commit or have the authority to commit Bayer funding to any such request for the Product.

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[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.